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Exhibit 10.1
               THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                       Dated as of August 25, 1999

                                  among

                       SIMON PROPERTY GROUP, L.P.


                   THE INSTITUTIONS FROM TIME TO TIME
                         PARTY HERETO AS LENDERS


                   THE INSTITUTIONS FROM TIME TO TIME
                        PARTY HERETO AS CO-AGENTS

                                   and


       UBS AG, STAMFORD BRANCH, AS PAYMENT AND DISBURSEMENT AGENT

                                   and


                          CHASE SECURITIES INC.
     AS JOINT ARRANGER AND JOINT BOOK MANAGER AND SYNDICATION AGENT

                                   and


                         WARBURG DILLON READ LLC
                AS JOINT ARRANGER AND JOINT BOOK MANAGER

                                   and


                MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                   AS DOCUMENTATION AGENT AND ARRANGER

                                   and


                  BANK OF AMERICA, NATIONAL ASSOCIATION
                   AS DOCUMENTATION AGENT AND ARRANGER
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
                            TABLE OF CONTENTS


                          ARTICLE IDEFINITIONS

     1.1.  Certain Defined Terms                          2
     1.2.  Computation of Time Periods                   35
     1.3.  Accounting Terms                              36
     1.4.  Other Terms                                   36

                  ARTICLE IIAMOUNTS AND TERMS OF LOANS

     2.1.  Committed Loans                               36
     2.2.  Money Market Loans                            39
     2.3.  Use of Proceeds of Loans and Letters
               of Credit                                 44
     2.4.  Revolving Credit Termination Date;
               Maturity of Money Market Loans            45
     2.5.  Extension Option                              45
     2.6.  Maximum Credit Facility                       46
     2.7.  Authorized Agents                             46

                      ARTICLE IIILETTERS OF CREDIT

     3.1.  Letters of Credit                             47
     3.2.  Obligations Several                           55

                   ARTICLE IVPAYMENTS AND PREPAYMENTS

     4.1.  Prepayments; Reductions in Revolving
               Credit Commitments                        55
     4.2.  Payments                                      57
     4.3.  Promise to Repay; Evidence of
               Indebtedness                              62


                       ARTICLE VINTEREST AND FEES

     5.1.  Interest on the Loans and other
               Obligations                               64
     5.2.  Special Provisions Governing
               Eurodollar Rate Loans, IBOR Rate
               Loans, and Money Market Loans             68
     5.3.  Fees                                          75

           ARTICLE VICONDITIONS TO LOANS AND LETTERS OF CREDIT

     6.1.  Conditions Precedent to the Initial
               Loans and Letters of Credit               77
     6.2.  Conditions Precedent to All
               Subsequent Loans and Letters of Credit    79

                ARTICLE VIIREPRESENTATIONS AND WARRANTIES

     7.1.  Representations and Warranties
               of the Borrower                           80

                     ARTICLE VIIIREPORTING COVENANTS

     8.1.  Borrower Accounting Practices                 93
     8.2.  Financial Reports                             93
     8.3.  Events of Default                             98
     8.4.  Lawsuits                                      98
     8.5.  Insurance                                     99
     8.6.  ERISA Notices                                 99
     8.7.  Environmental Notices                        101
     8.8.  Labor Matters                                103
     8.9.  Notices of Asset Sales and/or
               Acquisitions                             103
     8.10. Tenant Notifications                         103
     8.11. Other Reports                                103
     8.12. Other Information                            104

                     ARTICLE IXAFFIRMATIVE COVENANTS

     9.1.  Existence, Etc.                              104
     9.2.  Powers; Conduct of Business                  104
     9.3.  Compliance with Laws, Etc.                   104
     9.4.  Payment of Taxes and Claims                  105
     9.5.  Insurance                                    105
     9.6.  Inspection of Property; Books and
               Records; Discussions                     105
     9.7.  ERISA Compliance                             106
     9.8.  Maintenance of Property                      106
     9.9.  Hedging Requirements                         107
     9.10. Company Status                               107
     9.11. Ownership of Projects, Minority
               Holdings and Property                    107

                       ARTICLE XNEGATIVE COVENANTS

     10.1.  Indebtedness                                107
     10.2.  Sales of Assets                             108
     10.3.  Liens                                       108
     10.4.  Investments                                 108
     10.5.  Conduct of Business                         109
     10.6.  Transactions with Partners and
                Affiliates                              109
     10.7.  Restriction on Fundamental Changes          110
     10.8.  Margin Regulations; Securities Laws         110
     10.9.  ERISA                                       110
     10.10. Organizational Documents                    111
     10.11. Fiscal Year                                 112
     10.12. Other Financial Covenants                   112
     10.13. Pro Forma Adjustments                       113

            ARTICLE XIEVENTS OF DEFAULT; RIGHTS AND REMEDIES

     11.1.  Events of Default                           114
     11.2.  Rights and Remedies                         119

                          ARTICLE XIITHE AGENTS

     12.1.  Appointment                                 121
     12.2.  Nature of Duties                            122
     12.3.  Right to Request Instructions               122
     12.4.  Reliance                                    123
     12.5.  Indemnification                             123
     12.6.  Agents Individually                         124
     12.7.  Successor Agents                            124
     12.8.  Relations Among the Lenders                 125

                      ARTICLE XIIIYIELD PROTECTION

     13.1.  Taxes                                       126
     13.2.  Increased Capital                           129
     13.3.  Changes; Legal Restrictions                 129
     13.4.  Replacement of Certain Lenders              130

                    ARTICLE XIVINTENTIONALLY OMITTED

                         ARTICLE XVMISCELLANEOUS

     15.1.  Assignments and Participations              131
     15.2.  Expenses                                    137
     15.3.  Indemnity                                   138
     15.4.  Change in Accounting Principles             139
     15.5.  Setoff                                      140
     15.6.  Ratable Sharing                             140
     15.7.  Amendments and Waivers                      141
     15.8.  Notices                                     144
     15.9.  Survival of Warranties and
                Agreements                              144
     15.10. Failure or Indulgence Not Waiver;
                Remedies Cumulative                     145
     15.11. Marshalling; Payments Set Aside             145
     15.12. Severability                                145
     15.13. Headings                                    145
     15.14. Governing Law                               146
     15.15. Limitation of Liability                     146
     15.16. Successors and Assigns                      146
     15.17. Certain Consents and Waivers
                of the Borrower                         146
     15.18. Counterparts; Effectiveness;
                Inconsistencies                         148
     15.19. Limitation on Agreements                    148
     15.20. Confidentiality                             149
     15.21. Disclaimers                                 149
     15.22. No Bankruptcy Proceedings.                  150
     15.23. Retained Properties                         150
     15.24. Entire Agreement                            150
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
                     LIST OF EXHIBITS AND SCHEDULES

Exhibit A--    Form of Assignment and Acceptance
Exhibit B--    Form of Note
Exhibit B-1--  Form of Designated Bank Note
Exhibit C--    Form of Notice of Borrowing
Exhibit D--    Form of Notice of Conversion/Continuation
Exhibit E--    List of Closing Documents
Exhibit F--    Form of Officer's Certificate
Exhibit G--    Sample Calculations of Financial Covenants
Exhibit H--    Form of Money Market Quote Request
Exhibit I--    Form of Invitation for Money Market Quote
Exhibit J--    Form of Money Market Quote
Exhibit K--    Form of Designation Agreement

Schedule 1.1.4 --   Permitted Securities Options
Schedule 1.1.5 -    Unsecured Bond Offerings
Schedule 7.1-A --   Organizational Documents
Schedule 7.1-C --   Corporate Structure; Outstanding Capital Stock and
                    Partnership Interests; Partnership Agreement
Schedule 7.1-H --   Indebtedness for Borrowed Money; Contingent
                    Obligations
Schedule 7.1-I --   Pending Actions
Schedule 7.1-P --   Environmental Matters
Schedule 7.1-Q --   ERISA Matters
Schedule 7.1-T --   Insurance Policies
Schedule 15.23 --   Retained Properties
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
                       THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

          This Third Amended and Restated Credit Agreement, dated as of August 25, 1999 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among SIMON PROPERTY GROUP, L.P., the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Co-Agents, whether by execution of this Agreement or an Assignment and Acceptance, and UBS AG, STAMFORD BRANCH, as Payment and Disbursement Agent, CHASE SECURITIES INC., as joint arranger, joint book manager and Syndication Agent, WARBURG DILLON READ LLC, as joint arranger and joint book manager, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and arranger, and BANK OF AMERICA, NATIONAL ASSOCIATION, as Documentation Agent and arranger.

R E C I T A L S

          WHEREAS, the Borrower, the Arrangers, the Co-Agents and certain of the other Lenders entered into that certain Credit Agreement, dated as of September 27, 1996, as amended by First Amendment to Credit Agreement, dated as of April 14, 1997, and as amended and restated in its entirety pursuant to that certain First Amended and Restated Credit Agreement, dated as of June 20, 1997, and as further amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December 22, 1997 (as so amended and restated, the "Existing Credit Agreement"); and

          WHEREAS, the parties hereto have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          I. The Existing Credit Agreement is hereby modified so that all of the terms and conditions of the aforesaid Existing Credit Agreement shall be restated in their entirety as set forth herein, and the Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Agreement.

          II. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

          III. Any reference in the Notes, any other Loan Document or any other document executed in connection with this Agreement to the Existing Credit Agreement shall be deemed to refer to this Agreement.


                               ARTICLE 1.
                               DEFINITIONS

                        1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifteen percent (15.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

          "Agent" means UBS in its capacity as Payment and Disbursement Agent, each Arranger, each Co-Arranger, each Senior Managing Agent, each Managing Agent, each Co-Agent, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.

          "Agreement" is defined in the preamble hereto.

          "Annual EBITDA" means, with respect to any Project or Minority Holding, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, an amount equal to (i) total revenues relating to such Project or Minority Holding for such period, less (ii) total operating expenses relating to such Project or Minority Holding for such period (it being understood that the foregoing calculation shall exclude non-cash charges as determined in accordance with GAAP). Each of the foregoing amounts shall be determined by reference to the Borrower's Statement of Operations for the applicable periods. An example of the foregoing calculation is set forth on Exhibit G hereto.

          "Applicable Lending Office" means, with respect to a particular Lender, (i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans, (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans and (iii) its Money Market Lending Office in respect of provisions relating to Money Market Loans.

          "Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the following tables. Any change in the Applicable Margin shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower's Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable.

The Applicable Margin, from time to time, depending on Borrower's Credit Rating shall be as follows:
Range of                      Applicable             Applicable
Borrower's                    Margin for             Margin for
Credit Rating      Eurodollar Rate Loans              Base Rate
S&P/Moody's          and IBOR Rate Loans                  Loans
Ratings)                   (% per annum)          (% per annum)
------------         -------------------          -------------
below BBB-/Baa3                   1.350%                  0.00%
BBB-/Baa3                         0.900%                  0.00%
BBB/Baa2                          0.750%                  0.00%
BBB+/Baa1                         0.650%                  0.00%
A-/A3                             0.500%                  0.00%

     If at any time the Borrower has a Credit Rating by both Moody's and
     S&P which Credit Ratings are split, then:    1.1.0.0.0.1. if the
     difference between such Credit Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P), the Applicable Margin shall be the rate per annum that would be applicable if the higher of the Credit Ratings were used; and 1.1.0.0.0.1. if the difference between such Credit Ratings is two ratings category (e.g. Baa1 by Moody's and BBB- by S&P), the Applicable Margin shall be the rate per annum that would be applicable if the median of the applicable Credit Ratings is used.

          "Arrangers" means MGT and BofA, and each successor Arranger appointed pursuant to the terms of Article XII of this Agreement.

          "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Payment and Disbursement Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of
Section 15.1.

          "Authorized Financial Officer" means a chief executive officer, chief financial officer, treasurer or other qualified senior officer acceptable to the Payment and Disbursement Agent.

          "Base Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Payment and Disbursement Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          1.1.0.0.1. the rate of interest announced publicly by UBS in Stamford, Connecticut from time to time, as UBS's prime rate; and

          1.1.0.0.2. the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

          "Base Rate Loan" means (i) a Committed Loan which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.

          "BofA" means Bank of America, National Association.

          "Borrower" means SIMON PROPERTY GROUP, L.P., a Delaware limited partnership.

          "Borrower Partnership Agreement" means the Sixth Amended and Restated Limited Partnership Agreement of the Borrower, as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Payment and Disbursement Agent or as permitted under Section 10.10; provided that the Borrower may enter into the Seventh Amended and Restated Limited Partnership Agreement substantially in the form previously provided to the Payment and Disbursement Agent.

          "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

          "Business Activity Report" means (i) an Indiana Business Activity Report from the Indiana Department of Revenue, Compliance Division, or (ii) a Notice of Business Activities Report from the State of New Jersey Division of Taxation, (iii) a Minnesota Business Activity Report from the Minnesota Department of Revenue, or (iv) a similar report to those referred to in clauses (i) through (iii) hereof with respect to any jurisdiction where the failure to file such report would have a Material Adverse Effect.

          "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England and/or New York, New York and (iii) in the case of Letter of Credit transactions for a particular Lender, in the place where its office for issuance or administration of the pertinent Letter of Credit is located and/or New York, New York.

          "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's, the Borrower's or any of their Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (a) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company, the Borrower and their Subsidiaries and
(b) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by either General Partner, the Borrower or any of their Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

          "Capitalization Value" means the sum of (i) Combined EBITDA capitalized at an annual interest rate equal to 8.25%, and (ii) Cash and Cash Equivalents, and (iii) Construction Asset Cost.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Cash and Cash Equivalents" means (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's; provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

          "Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued, but without duplication, (including the interest component of Capital Leases) of the Borrower, which is payable in cash, all as determined in conformity with GAAP.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "Chase" means The Chase Manhattan Bank.

          "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "Closing Date" means August  , 1999.

          "Co-Agents" means the Lead Arrangers, the other Arrangers, the Co-Arrangers, the Senior Managing Agents, the Managing Agents, and Bank of Montreal and Landesbank Hessen-Thuringen Girozentrale, New York Branch.

          "Co-Arrangers" means Dresdner Bank AG, New York and Grand Cayman Branches, The First National Bank of Chicago, and each successor Arranger appointed pursuant to the terms of Article XII of this Agreement.

          "Combined Debt Service" means, for any period, the sum of (i) regularly scheduled payments of principal and interest of the Consolidated Businesses paid during such period and (ii) the portion of the regularly scheduled payments of principal and interest of Minority Holdings allocable to the Borrower in accordance with GAAP, paid during such period, in each case including participating interest expense and excluding balloon payments of principal and extraordinary interest payments and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

          "Combined EBITDA" means the sum of (i) 100% of the Annual EBITDA from the Consolidated Businesses; and (ii) the portion of the Annual EBITDA of the Minority Holdings allocable to the Borrower in accordance with GAAP; and (iii) for so long as the Borrower owns a majority economic interest in the Management Company, 100% of the Borrower's share of the actual Annual EBITDA of the Management Company; provided, however that the Borrower's share of the Annual EBITDA of the Management Company shall in no event constitute in excess of five percent (5%) of Combined EBITDA. For purposes of newly opened Projects which are no longer capitalized, the Annual EBITDA shall be based upon twelve-month projections of contractual rental revenues multiplied by the EBITDA profit margin of the Borrower property type (i.e. regional mall or community center) as such profit margin is reported in the most recently published annual report or 10-K for the Company, until such time as actual performance data for a twelve-month period is available.

          "Combined Equity Value" means Capitalization Value minus Total Adjusted Outstanding Indebtedness.

          "Combined Interest Expense" means, for any period, the sum of
(i) interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued for such period and (iii) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and paid during such period and (iv) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and accrued for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

          "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 3.1 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

          "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

          "Committed Loan" means a Loan made by a Lender pursuant to
Section 2.1; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Company" means Simon Property Group, Inc., a Delaware corporation.

          "Compliance Certificate" is defined in Section 8.2(b).

          "Consolidated" means consolidated, in accordance with GAAP.

          "Consolidated Businesses" means the General Partners, the Borrower and their wholly-owned Subsidiaries.

          "Construction Asset Cost" means, with respect to Property on which construction of Improvements has commenced (such commencement evidenced by foundation excavation) but has not yet been completed (as such completion shall be evidenced by such Property being opened for business to the general public), the aggregate sums expended on the construction of such Improvements (including land acquisition costs).

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

          "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody's or S&P, and (ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

          "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "Credit Rating" means the publicly announced rating of a Person given by Moody's or S&P.

          "Cure Loans" is defined in Section 4.2(b)(v)(C).

          "Customary Permitted Liens" means

          1.1.0.0.3. Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          1.1.0.0.4. statutory Liens of landlords against any Property of the Borrower or any of its Subsidiaries and Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of the Borrower or such Subsidiary, could not result in a Material Adverse Effect;
          1.1.0.0.5. Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of recourse Indebtedness exceeding $10,000,000; and

          1.1.0.0.6. Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries to the extent it could not result in a Material Adverse Effect.

          "Debt Yield" is defined in Section 10.12(d).

          "Designated Bank" means a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 15.1(f), and (ii) is not otherwise a Lender.

          "Designated Bank Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and "Designated Bank Note" means any one of such promissory notes issued under Section 15.1(f) hereof.

          "Designating Lender" shall have the meaning set forth in
Section 15.1(f) hereof.

          "Designation Agreement" means a designation agreement in substantially the form of Exhibit K attached hereto, entered into by a Lender and a Designated Bank and accepted by the Payment and Disbursement Agent.

          "Designee Lender" is defined in Section 13.4.

          "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

          "Dollars" and "$" mean the lawful money of the United States.

          "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Payment and Disbursement Agent.

          "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Payment and Disbursement Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Payment and Disbursement Agent.

          "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

          "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Property Transfer Act" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

          "Equipment" means equipment used in connection with the maintenance of Projects and Properties.

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "ERISA Termination Event" means (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC of proceedings to terminate a Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Payment and Disbursement Agent.

          "Eurodollar Interest Period" is defined in Section 5.2(b)(i).

          "Eurodollar Interest Rate Determination Date" is defined in
Section 5.2(c)(i).

          "Eurodollar Lending Office" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Payment and Disbursement Agent.

          "Eurodollar Money Market Loan" means a Loan to be made by a Lender pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 5.2).

          "Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan or a Money Market Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.
          "Eurodollar Rate Loan" means (i) a Committed Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due.

          "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" means any of the occurrences set forth in
Section 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in
Section 11.1.

          "Existing Credit Agreement" is defined in the Recitals.

          "Extension Fee" means an amount equal to twenty-five (25) basis points on the Maximum Revolving Credit Amount.

          "Extension Notice" is defined in Section 2.5.

          "Extension Option" is defined in Section 2.5.

          "Facility Fee" is defined in Section 5.3(a).

          "Facility Fee Percentage" means the applicable percentage per annum determined, at any time, based on the range into which Borrower's Credit Rating (if any) then falls, in accordance with the following tables. Any change in the Facility Fee Percentage shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower's Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable. The Facility Fee shall not be payable during the time, from time to time, that the Borrower does not maintain an Investment Grade Credit Rating.

          The Facility Fee Percentage during the time, from time to time, that the Borrower maintains an Investment Grade Credit Rating by either Moody's or S&P shall be as follows:

     Range of
     Borrower's               Percentage of
     Credit Rating            Maximum Revolving
     S&P/Moody's Ratings      Credit Commitments

     BBB-/Baa3                     0.20%
     BBB/Baa2                      0.20%
     BBB+/Baa1                     0.15%
     A-/A3                         0.15%

          If at any time the Borrower has a Credit Rating by both Moody's and S&P which Credit Ratings are split, then: 1.1.0.0.6.1. if the difference between such Credit Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P), the Facility Fee Percentage shall be the rate per annum that would be applicable if the higher of the Credit Ratings were used; and 1.1.0.0.6.1. if the difference between such Credit Ratings is two ratings category (e.g. Baa1 by Moody's and BBB- by S&P), the Facility Fee Percentage shall be the rate per annum that would be applicable if the median of the applicable Credit Ratings is used.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as determined by the Payment and Disbursement Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

          "Financial Statements" means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as any General Partner shall routinely and regularly prepare on a quarterly or annual basis, and (iii) such other financial statements of the Consolidated Businesses or Minority Holdings as the Arrangers or the Requisite Lenders may from time to time reasonably specify; provided, however, that the Financial Statements referenced in clauses (i) and
(ii) above shall be prepared in form satisfactory to the Payment and Disbursement Agent.

          "Fiscal Year" means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

          "Funding Date" means, with respect to any Loan, the date of funding of such Loan.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

          "General Partner" or "General Partners" means SPG, SD, the Company and any successor general partner(s) of the Borrower.

          "Governmental Approval" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

          "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Payment and Disbursement Agent, each Arranger, and each other Lender.

          "IBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the IBOR Rate pursuant to
Section 2.2.; provided, however, that no IBOR Auction shall occur during any IBOR Black-Out Period.

          "IBOR Black-Out Period" means the calendar days during each calendar year commencing on March 15 through and including March 31 and commencing on December 15 through and including December 31.

          "IBOR Interest Period" is defined in Section 5.2 (b)(v).

          "IBOR Interest Rate Determination Date" is defined in Section
5.2 (c)(ii).

          "IBOR Money Market Loan" means a Loan to be made by a Lender pursuant to an IBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 5.2).

          "IBOR Rate" means, for each IBOR Interest Period, a rate of interest per annum equal to the arithmetic average (rounded to the nearest 0.01%) of the rates at which deposits in Dollars in the approximate amount of the relevant Loan and having a maturity nearest to the applicable IBOR Interest Period are offered by the IBOR Reference Banks to major banks in Dollars, as determined on the applicable IBOR Interest Rate Determination Date.

          "IBOR Rate Loan" means (i) a Committed Loan which bears interest at a rate determined by reference to the IBOR Rate and the Applicable Margin for IBOR Rate Loans, as provided in Section 5.1(a) or
(ii) an overdue amount which was an IBOR Rate Loan immediately before it became due.

          "IBOR Reference Banks" means, as of the Closing Date, each of the Arrangers, MGT, Dresdner Bank AG, The Sumitomo Bank, Limited, and thereafter any Lender designated by the Payment and Disbursement Agent.
          "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (c) any items of personal property.

          "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

          "Indemnified Matters" is defined in Section 15.3.

          "Indemnitees" is defined in Section 15.3.

          "Initial Funding Date" means the date on or after August 25, 1999, on which all of the conditions described in Section 6.1 have been satisfied (or waived) in a manner satisfactory to the Payment and Disbursement Agent and the Lenders and on which the initial Loans under this Agreement are made by the Lenders to the Borrower.

          "Interest Period" is defined in Section 5.2(b).

          "Interest Rate Hedges" is defined in Section 9.9.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "Investment Grade" means (i) with respect to Moody's a Credit Rating of Baa3 or higher and (ii) with respect to S&P, a Credit Rating of BBB- or higher.

          "Investment Grade Credit Rating" means (i) a Credit Rating of Baa3 or higher given by Moody's or (ii) a Credit Rating of BBB- or higher given by S&P.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "Issuing Bank" is defined in Section 3.1.
          "knowledge" with reference to any General Partner, the Borrower or any Subsidiary of the Borrower, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as such General Partner, the Borrower or such Subsidiary of the Borrower, as applicable, deems reasonably necessary).

          "Lead Arrangers" means UBS and Chase, and each successor Arranger appointed pursuant to the terms of Article XII of this Agreement.

          "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

          "Lender" means (i) each of the Arrangers, the Co-Agents, and each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as a Arranger, Co-Agent or Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e. whether as Payment and Disbursement Agent, Arranger, Co-Agent or Lender) and
(ii) each Designated Bank; provided, however, that the term "Lender" shall exclude each Designated Bank when used in reference to a Committed Loan, the Commitments or terms relating to the Committed Loans and the Commitments and shall further exclude each Designated Bank for all other purposes hereunder (including, without limitation, for purposes of Section 13.4 hereof) except that any Designated Bank which funds a Money Market Loan shall, subject to Section 15.1(f), have the rights (including, without limitation, the rights given to a Lender contained in Section 15.2 and otherwise in Article XV) and obligations of a Lender associated with holding such Money Market Loan.

          "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

          "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, and (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, and
(iii) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued.

          "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the judgment of such Issuing Bank and the Payment and Disbursement Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

          "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Eurodollar Rate pursuant to Section 2.2.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Limited Minority Holdings" means Minority Holdings in which
(i) Borrower has a less than fifty percent (50%) ownership interest and
(ii) neither the Borrower nor the Company directly or indirectly controls the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise. As used in this definition only, the term "control" shall mean the authority to make major management decisions or the management of day-to-day operations of such entity and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the Properties of such Minority Interest pursuant to the terms of a management agreement.

          "Limited Partners" means those Persons who from time to time are limited partners of the Borrower; and "Limited Partner" means each of the Limited Partners, individually.

          "Loan Account" is defined in Section 4.3(b).

          "Loan Documents" means this Agreement, the Notes and all other instruments, agreements and written Contractual Obligations between the Borrower and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.

          "Loans" means Committed Loans and Money Market Loans.

          "Management Company" means, collectively, (i) M.S. Management Associates, Inc., a Delaware corporation and its wholly-owned or controlled Subsidiaries and (ii) such other property management companies controlled (directly or indirectly) by the Company for which the Borrower has previously provided the Payment and Disbursement Agent with: (1) notice of such property management company, and (2) evidence reasonably satisfactory to the Payment and Disbursement Agent that such property management company is controlled (directly or indirectly) by the Company.

          "Managing Agents" means PNC Bank, National Association,
National City Bank of Indiana, Key Bank, National Association, U.S. Bank National Association, Guaranty Federal Bank, F.S.B., KBC Bank N.V. and Bayerische Landesbank, Cayman Islands Branch.

          "Margin Stock" means "margin stock" as such term is defined in Regulation U.

          "Material Adverse Effect" means a material adverse effect upon
(i) the financial condition or assets of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Payment and Disbursement Agent to enforce any of the Loan Documents.

          "Maximum Revolving Credit Amount" means, at any particular time, the Revolving Credit Commitments at such time.

          "MGT" means Morgan Guaranty Trust Company of New York.

          "MIS" means a computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Properties, creation and aging of receivables, and accounts payable (including agings thereof).

          "Minority Holdings" means partnerships, joint ventures and corporations held or owned by the Borrower or a General Partner which are not wholly-owned by the Borrower or a General Partner.

          "Money Market Lender" means, as to each Money Market Loan, the Lender funding such Money Market Loan.

          "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Payment and Disbursement Agent.

          "Money Market Loan" means a loan to be made by a Lender pursuant to a LIBOR Auction or an IBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 5.2).

          "Money Market Margin" has the meaning set forth in Section
2.2.

          "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.2.

          "Money Market Rate" has the meaning set forth in Section 2.2.

          "Moody's" means Moody's Investor Services, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

          "Non Pro Rata Loan" is defined in Section 4.2 (b)(v).

          "Note" means a promissory note in the form attached hereto as Exhibit B payable to a Lender, evidencing certain of the Obligations of the Borrower to such Lender and executed by the Borrower as required by
Section 4.3(a), as the same may be amended, supplemented, modified or restated from time to time, together with the Designated Bank Notes; "Notes" means, collectively, all of such Notes outstanding at any given time.

          "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing.

          "Notice of Committed Borrowing" means a notice substantially in the form of Exhibit C attached hereto and made a part hereof.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

          "Notice of Money Market Borrowing" has the meaning set forth in Section 2.2.

          "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Payment and Disbursement Agent, any Arranger, any Co-Agent, any other Lender, any Affiliate of the Payment and Disbursement Agent, the Arrangers, the Co-Agents, any other Lender, or any Person entitled to indemnification pursuant to Section 15.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

          "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

          "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

          "Payment and Disbursement Agent" is UBS, and each successor payment and disbursement agent appointed pursuant to the terms of
Article XII of this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "Permits" means any permit, consent, approval, authorization, license, variance, or permission required from any Person, including any Governmental Approvals.

          "Permitted Securities Options" means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower's Securities or the Company's Capital Stock identified as such on Schedule 1.1.4.

          "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or the Borrower or any ERISA Affiliate has assumed any liability.

          "Potential Event of Default" means an event that has occurred with respect to the Borrower which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Prepayment Date" is defined in Section 4.1(d).

          "Process Agent" is defined in Section 15.17(a).

          "Project" means any shopping center, retail property and mixed-use property owned, directly or indirectly, by any of the Consolidated Businesses or Minority Holdings.

          "Property" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Revolving Credit Commitments.

          "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "Real Property" means all of the Borrower's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefitting the Premises and
(v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

          "Reference Bank" means UBS.
          "Register" is defined in Section 15.1(c).

          "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

          "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

          "Reimbursement Date" is defined in Section 3.1(d)(i)(A).

          "Reimbursement Obligations" means the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

          "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

          "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "Reportable Event" means any of the events described in
Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

          "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

          "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66.67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in
Section 4.2(b)(v)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent more than sixty-six and two-thirds percent (66.67%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than sixty-six and two-thirds percent (66.67%).

          "Retained Properties" shall mean those real properties more particularly described on Schedule 15.23 hereto.

          "Revolving Credit Availability" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

          "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Committed Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall be $1,250,000,000, as reduced from time to time pursuant to Section 4.1.

          "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Committed Loans at such time, plus (ii) the Letter of Credit Obligations at such time, plus (iii) the outstanding principal amount of the Money Market Loans at such time.

          "Revolving Credit Period" means the period from the Initial Funding Date to the Business Day next preceding the Revolving Credit Termination Date.

          "Revolving Credit Termination Date" means the earlier to occur of (i) August 25, 2002 (or, if not a Business Day, the next preceding Business Day), provided, however, that the Revolving Credit Termination Date may be extended until August 25, 2003 (or, if not a Business Day, the next preceding Business Day) in accordance with the provisions of
Section 2.5 hereof; and (ii) the date of termination of the Revolving Credit Commitments pursuant to the terms of this Agreement.

          "S&P" means Standard & Poor's Ratings Service.

          "SD" means SD Property Group, Inc., an Ohio corporation
(formerly known as DeBartolo Realty Corporation).
          "Secured Indebtedness" means any Indebtedness secured by a Lien.

          "Securities" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Senior Managing Agents" means Citicorp Real Estate, Inc., Fleet National Bank, Bayerische Hypo- Und Vereinsbank AG, acting through its New York Branch, and Commerzbank AG, New York Branch.

          "Solvent", when used with respect to any Person, means that at the time of determination:

          1.1.0.0.7. the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

         1.1.0.0.8. the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

        1.1.0.0.9. it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

         1.1.0.0.10. it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
          "SPG" means SPG Properties, Inc., a Maryland corporation.

          "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 3.1 for the account of the Borrower, which is not a Commercial Letter of Credit.

          "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "Taxes" is defined in Section 13.1(a).

          "Tenant Allowance" means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

          "TI Work" means any construction or other "build-out" of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant's furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

          "Total Adjusted Outstanding Indebtedness" means, for any period, the sum of (i) the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower and (ii) the outstanding amount of Minority Holding Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination and (iii) the Contingent Obligations of the Consolidated Businesses and, to the extent allocable to the Consolidated Businesses in accordance with GAAP, of the Minority Holdings.

          "Total Unsecured Outstanding Indebtedness" means that portion of Total Adjusted Outstanding Indebtedness that is not secured by a Lien.

          "UBS" means UBS AG, Stamford Branch.

          "Unencumbered Combined EBITDA" means that portion of Combined EBITDA which represents revenues earned from the Management Company (up
to 5% of Combined EBITDA) or from   Real Property that is not subject to
or encumbered by Secured Indebtedness and is not subject to any agreements (other than those agreements more particularly described on Schedule 1.1.5), the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.

          "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

          "Unsecured Debt Yield" is defined in Section 10.12(e).

          "Unsecured Interest Expense" means the interest expense incurred on the Total Unsecured Outstanding Indebtedness.

          "Unused Commitment Fee" is defined in Section 5.3 (b).

          "Unused Commitment Fee Percentage" shall be 0.25%. The Unused Commitment Fee shall not be payable during the time, from time to time, that the Borrower maintains an Investment Grade Credit Rating.

          "Unused Facility" shall mean the amount, calculated daily, by which the Revolving Credit Commitments exceed the sum of (i) the outstanding principal amount of the Committed Loans, plus (ii) the outstanding Reimbursement Obligations, plus (iii) the aggregate undrawn face amount of all outstanding Letters of Credit.

                  1.2.  Computation of Time Periods.  In this
                  Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                  1.3. Accounting Terms. Subject to Section 15.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  1.4. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                               ARTICLE 2.
                       AMOUNTS AND TERMS OF LOANS

                  2.1.  Committed Loans.

                  2.1.1.Availability. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "Committed Loan" and, collectively, the "Committed Loans") to the Borrower from time to time during the Revolving Credit Period, in an amount not to exceed such Lender's Pro Rata Share of the Revolving Credit Availability at such time. All Committed Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Committed Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Committed Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this
                  Section 2.1(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. Each requested Borrowing of Committed Loans funded on any Funding Date shall be in a principal amount of at least $1,500,000; provided, however, that if the Revolving Credit Availability at the time of such requested Borrowing is less than $1,500,000, then the requested Borrowing shall be for the total amount of the Revolving Credit Availability.

                  2.1.2.Notice of Committed Borrowing. When the Borrower desires to borrow under this Section 2.1, it shall deliver to the Payment and Disbursement Agent a Notice of Committed Borrowing, signed by it
                  (i) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, (ii) no later than 10:00 a.m. (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of IBOR Rate Loans and (iii) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans; provided, however, that, except in connection with the funding(s) of the acquisition of the assets of New England Development, no Borrowing may be made within less than two (2) Business Days after any given Borrowing. Such Notice of Committed Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans, Eurodollar Rate Loans or IBOR Rate Loans, (v) in the case of Eurodollar Rate Loans or IBOR Rate Loans, the requested Eurodollar Interest Period or IBOR Interest Period, as applicable, and (vi) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Committed Borrowing (except with respect to a Borrowing of Committed Loans on the Initial Funding Date), the Borrower may give the Payment and Disbursement Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.1(b), if the Borrower confirms such notice by delivery of the Notice of Borrowing to the Payment and Disbursement Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

               2.1.2.0.1. Making of Loans. 2.1.2.0.1. Promptly after receipt of a Notice of Committed Borrowing under Section 2.1(b) (or telephonic notice in lieu thereof), the Payment and Disbursement Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Funding Date for such Loans). Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Payment and Disbursement Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon (New York time) on the respective Funding Date therefor. Subject to the fulfillment of the conditions precedent set forth in Section 6.1 or
     Section 6.2, as applicable, the Payment and Disbursement Agent shall make the proceeds of such amounts received by it available to the Borrower at the Payment and Disbursement Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Payment and Disbursement Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Committed Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.1 or 6.2 are not fulfilled as of the proposed Funding Date for any Borrowing, the Payment and Disbursement Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

               2.1.2.0.2. Unless the Payment and Disbursement Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing that such Lender does not intend to fund its Committed Loan requested to be made on such Funding Date, the Payment and Disbursement Agent may assume that such Lender has funded its Committed Loan and is depositing the proceeds thereof with the Payment and Disbursement Agent on the Funding Date therefor, and the Payment and Disbursement Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the applicable Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Payment and Disbursement Agent but are not in fact deposited with the Payment and Disbursement Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Payment and Disbursement Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Payment and Disbursement Agent, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Payment and Disbursement Agent the corresponding amount, the amount so paid shall constitute such Lender's Committed Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Payment and Disbursement Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Committed Loan on any applicable Funding Date.

                   2.2.  Money Market Loans.

                   2.2.1. The Money Market Option. From time to time during the Revolving Credit Period, and provided that at such time the Borrower maintains an Investment Grade Credit Rating, the Borrower may, as set forth in this Section 2.2, request the Lenders during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower, provided that the aggregate outstanding amount of such Money Market Loans shall not exceed, at any time, the lesser of (i) fifty percent (50%) of the Maximum Revolving Credit Amount and (ii) the Revolving Credit Availability. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this
                   Section 2.2(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.

                   2.2.2. Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Payment and Disbursement Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit H hereto so as to be received not later than 10:30 A.M. (New York City time) on the fifth (5th) Business Day prior to the date of Borrowing proposed therein (or such other time or date as the Borrower and the Payment and Disbursement Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or IBOR Auction (as applicable) for which such change is to be effective) specifying:

          2.2.2.0.1. whether the proposed Borrowing is to be of Eurodollar Money Market Loans or IBOR Money Market Loans,

          2.2.2.0.2. the proposed date of Borrowing, which shall be a Business Day,

          2.2.2.0.3. the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

               2.2.2.0.4. the duration of the Eurodollar Interest Period applicable thereto, or the IBOR Interest Period applicable thereto (as applicable), subject, in each case, to the provisions of Section 5.2(b), and

          (iv) the amount of all Money Market Loans then outstanding (which, together with the requested Borrowing shall not exceed, in the aggregate, the lesser of (A) fifty percent (50%) of the Maximum
Revolving Credit Amount and (B) the Revolving Credit Availability).

The Borrower may request offers to make Money Market Loans for more than one Eurodollar Interest Period or IBOR Interest Period in a single Money Market Quote Request. Borrower may not make more than three (3) Money Market Quote Requests in any thirty-day Eurodollar Interest Period.

                     2.2.3. Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Payment and Disbursement Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market
                     Quotes substantially in the form of Exhibit I hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money
                     Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.
               2.2.3.0.1. Submission and Contents of Money Market Quotes. 2.2.3.0.1. Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection
     (d) and must be submitted to the Payment and Disbursement Agent by telex or facsimile transmission not later than 2:00 P.M. (New York City time) on the fourth (4th) Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or an IBOR Auction (or such other time or date as the Borrower and the Payment and Disbursement Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or IBOR Auction (as applicable) for which such change is to be effective); provided that Money Market Quotes submitted by the Payment and Disbursement Agent (or any affiliate of the Payment and Disbursement Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Payment and Disbursement Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than one hour prior to the deadline for the other Lenders. Any Money Market Quote so made shall be irrevocable except with the written consent of the Payment and Disbursement Agent given on the instructions of the Borrower. All or any portion of Money Market Loans to be funded pursuant to a Money Market Quote may, as provided in Section 15.1(f), be funded by a Lender's Designated Bank. A Lender making a Money Market Quote may, but shall not be required to, specify in its Money Market Quote whether all or any portion of the related Money Market Loans are intended to be funded by such Lender's Designated Bank, as provided in Section 15.1(f).

               2.2.3.0.2.  Each Money Market Quote shall be in
     substantially the form of Exhibit J hereto and shall in any case specify:

               2.2.3.0.2.1.  the proposed date of Borrowing,

          2.2.3.0.2.2. the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Revolving Credit Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

          2.2.3.0.2.3. either (1) the margin above or below the applicable Eurodollar Rate or IBOR Rate (each, a "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate, or (2) a flat rate of interest (each, a "Money Market Rate") offered for each Money Market Loan, and

          2.2.3.0.2.4.  the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Eurodollar Interest Period or IBOR Interest Period specified in the related Invitation for Money Market Quotes.

               2.2.3.0.3. Any Money Market Quote shall be disregarded if it:

          2.2.3.0.3.1. is not substantially in conformity with Exhibit J hereto or does not specify all of the information required by subsection (d)(ii) above;

          2.2.3.0.3.2. proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          2.2.3.0.3.3.  arrives after the time set forth in subsection
     (d)(i).

                   2.2.4. Notice to Borrower. The Payment and Disbursement Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Payment and Disbursement Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Payment and Disbursement Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the principal amounts and Money Market Margin or Money Market Rate, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                   2.2.5.         Acceptance and Notice by Borrower.
                   Not later than 6:00 P.M. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing (or such other time or date as the Borrower and the Payment and Disbursement Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or IBOR Auction (as applicable) for which such change is to be effective), the Borrower shall telephonically notify the Payment and Disbursement Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e), and the Borrower shall confirm such telephonic notification in writing not later than the third Business Day prior to the proposed date of Borrowing. In the case of acceptance, such notice (a "Notice of Money Market Borrowing"), whether telephonic or in writing, shall specify the aggregate principal amount of offers for each Eurodollar Interest Period and/or each IBOR Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          2.2.5.0.1. the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

         2.2.5.0.2. the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

        2.2.5.0.3. acceptance of offers may only be made on the basis of ascending Money Market Quotes; and

         2.2.5.0.4. the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                   2.2.6. Allocation by Payment and Disbursement Agent. If offers are made by two or more Lenders with the same Money Market Margins and/or Money Market Rates, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Eurodollar Interest Period and/or IBOR Interest Period, as applicable, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Payment and Disbursement Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Payment and Disbursement Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Payment and Disbursement Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                   2.2.7. Notification by Payment and Disbursement Agent. Upon receipt of the Borrower's Notice of Money Market Borrowing in accordance with Section 2.2(f) hereof, the Payment and Disbursement Agent shall, on the date such Notice of Money Market Borrowing is received by the Payment and Disbursement Agent, notify each Lender of the principal amount of the Money Market Borrowing accepted by the Borrower and of such Lender's share (if any) of such Money Market Borrowing and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower. A Lender who is notified that it has been selected to make a Money Market Loan may designate its Designated Bank (if any) to fund such Money Market Loan on its behalf, as described in
                   Section 15.1(f). Any Designated Bank which funds a Money Market Loan shall on and after the time of such funding become the obligee under such Money Market Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Money Market Loan, and no Designated Bank shall assume such obligation, prior to the time the applicable Money Market Loan is funded.

                   2.3. Use of Proceeds of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit issued for the account of the Borrower hereunder may be used for the purposes of:

                   2.3.1. acquisition of Projects, portfolios of Projects, or interests in Projects, similar to and consistent with the types of Projects owned and/or operated by the Borrower on the Closing Date;

                   2.3.2. acquisition of Persons or interests in Persons that own or have direct or indirect interests in Projects or portfolios of Projects similar to and consistent with the types of Projects owned and/or operated by the Borrower on the Closing Date;

                   2.3.3. renovation of Properties owned and operated by the Borrower;

                   2.3.4.         funding of TI Work and Tenant Allowances;

                   2.3.5. financing construction related to Properties owned and operated by the Borrower; and

                   2.3.6. other general corporate, partnership and working capital needs of the Borrower, inclusive of repayment of Indebtedness for borrowed money;

each of which purposes described in clauses (a) through (f) above shall be lawful general corporate, partnership and working capital purposes of the Borrower.

                   2.3.7. Revolving Credit Termination Date; Maturity of Money Market Loans. 2.3.7. The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Lenders actually issuing Letters of Credit and the Requisite Lenders), on the Revolving Credit Termination Date. Each Lender's obligation to make Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date.

                   2.3.8.         Each Money Market Loan included in any
                   Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with the accrued interest thereon, on the last day of the Eurodollar Interest Period or, as applicable, IBOR Interest Period, applicable to such Borrowing.

                   2.4.  Extension Option.

                   2.4.1. The Borrower shall have one option (the "Extension Option") to extend the maturity of the Revolving Credit Commitments for a period of one
                   (1) year. Subject to the conditions set forth in clause (b) below, Borrower may exercise the Extension Option by delivering written notice (the "Extension Notice"), together with the payment of the Extension Fee for the account of the Lenders (based on their respective Pro Rata Shares), to the Payment and Disbursement Agent on or before July 11, 2002, stating that Borrower will extend the Revolving Credit Termination Date for one (1) year. Borrower's delivery of the Extension Notice shall be irrevocable. In no event shall the Revolving Credit Termination Date occur later than August , 2003.

                   2.4.2. The Borrower's right to exercise the Extension Option shall be subject to the following terms and conditions: (i) no Potential Event of Default or Event of Default shall have occurred and be continuing either on the date Borrower delivers the Extension Notice to the Payment and Disbursement Agent or on the date that this Agreement would otherwise have terminated, (ii) the Borrower shall be in full compliance with all covenants and conditions set forth in this Agreement as of the date Borrower delivers the Extension Notice to the Agent and on the date that this Agreement would otherwise have terminated, and (iii) the Borrower shall have paid the Extension Fee to the Payment and Disbursement Agent for the account of the Lenders (based on their respective Pro Rata Shares).

                        2.5. Maximum Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Revolving Credit Obligations exceed the Maximum Revolving Credit Amount.

                        2.6. Authorized Agents. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Payment and Disbursement Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Payment and Disbursement Agent, the Arrangers, the Co-Agents, the Lenders and any Issuing Bank shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or Letter of Credit or such conversion/continuation until the Payment and Disbursement Agent and the Arrangers receive written notice to the contrary. None of the Payment and Disbursement Agent or the Arrangers shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Payment and Disbursement Agent and the Arrangers shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Payment and Disbursement Agent, the Arrangers or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Payment and Disbursement Agent or the Arrangers believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Payment and Disbursement Agent, each Arranger and each other Lender from any loss or expense the Payment and Disbursement Agent, the Arrangers or the Lenders might incur in acting in good faith as provided in this Section 2.7.


                               ARTICLE 3.
                            LETTERS OF CREDIT

                        3.1. Letters of Credit. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 3.1(c)(ii), each Arranger hereby severally agrees to issue for the account of the Borrower one or more Letters of Credit (any Arranger actually issuing a Letter of Credit, an "Issuing Bank"), subject to the following provisions:

                                   3.1.1.    Types and Amounts.  An
                              Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

          3.1.1.0.1. if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

          3.1.1.0.2. if, immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (1) the Letter of Credit Obligations at such time would exceed $100,000,000 or (2) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or (3) one or more of the conditions precedent contained in Sections 6.1 or 6.2, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Payment and Disbursement Agent (and such Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 6.1 or 6.2, as applicable, have been satisfied);

          3.1.1.0.3. which has an expiration date later than the earlier of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the scheduled Revolving Credit Termination Date; or

          3.1.1.0.4.  which is in a currency other than Dollars.

                                   3.1.2.    Conditions.  In addition to
                              being subject to the satisfaction of the conditions precedent contained in Sections
                              6.1 and 6.2, as applicable, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

          3.1.2.0.1. if the Issuing Bank so requests, the Borrower shall have executed and delivered to such Issuing Bank and the Payment and Disbursement Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

          3.1.2.0.2. the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

               3.1.2.0.3.     Issuance of Letters of
     Credit. 3.1.2.0.3. The Borrower shall give the Payment and Disbursement Agent written notice that it requires the issuance of a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement. Such notice shall be irrevocable unless and until such request is denied by the applicable Arranger and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) that such Letter of Credit is solely for the account of the Borrower, (C) the stated amount of the Letter of Credit requested,
     (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the scheduled Revolving Credit Termination Date), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit, (H) the Revolving Credit Availability at such time, and (I) the amount of the then outstanding Letter of Credit Obligations.

          (ii) The Arrangers shall jointly select one Arranger to act as Issuing Bank with respect to such Letter of Credit, which selection shall be in the sole discretion of the Arrangers. If such Arranger declines to issue the Letter of Credit, the Arrangers shall jointly select an alternative Lender to issue such Letter of Credit.

          (iii) The selected Arranger (if not the Payment and Disbursement Agent) shall give the Payment and Disbursement Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit (which notice the Payment and Disbursement Agent shall promptly transmit by telegram, facsimile transmission, or similar transmission to each Lender).

                                   3.1.3.    Reimbursement Obligations;
                              Duties of Issuing Banks and other Lenders.

               3.1.3.0.1.  Notwithstanding any provisions to the
     contrary in any Letter of Credit Reimbursement Agreement:

          3.1.3.0.1.1. the Borrower shall reimburse the Issuing Bank for amounts drawn under its Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of
     (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) three (3) Business Days after the Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

          3.1.3.0.1.2. all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 5.1(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with Section 5.1(d).

               3.1.3.0.2. The Issuing Bank shall give the Payment and Disbursement Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower on account of a Reimbursement Obligation (which notice the Payment and Disbursement Agent shall promptly transmit by telegram, facsimile transmission or similar transmission to each Lender).

              3.1.3.0.3. No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, the Borrower or, so long as it is not issued in violation of
     Section 3.1(a), relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and the other Lenders, in determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the other Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

               3.1.3.0.4. Participations. 3.1.3.0.4. Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 3.1, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share, including, without limitation, all obligations of the Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 3.1(g)) and any security therefor and guaranty pertaining thereto.
               3.1.3.0.5. If any Issuing Bank makes any payment under any Letter of Credit and the Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Payment and Disbursement Agent, which shall promptly notify each other Lender, and each Lender shall promptly and unconditionally pay to the Payment and Disbursement Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Issuing Bank in its capacity as an issuer of a Letter of Credit), and the Payment and Disbursement Agent shall promptly pay to such Issuing Bank such amounts received by it, and any other amounts received by the Payment and Disbursement Agent for such Issuing Bank's account, pursuant to this Section 3.1(e). If a Lender does not make its Pro Rata Share of the amount of such payment available to the Payment and Disbursement Agent, such Lender agrees to pay to the Payment and Disbursement Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon at the interest rate then applicable to Base Rate Loans in accordance with Section 5.1(a). The failure of any Lender to make available to the Payment and Disbursement Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Payment and Disbursement Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Payment and Disbursement Agent.

               3.1.3.0.6. Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Payment and Disbursement Agent has previously received payments from any other Lender for the account of such Issuing Bank pursuant to this Section 3.1(e), such Issuing Bank shall promptly pay to the Payment and Disbursement Agent and the Payment and Disbursement Agent shall promptly pay to each other Lender an amount equal to such other Lender's Pro Rata Share thereof. Each such payment shall be made by such reimbursed Issuing Bank or the Payment and Disbursement Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

               3.1.3.0.7. Upon the written request of any Lender, the Issuing Banks shall furnish such requesting Lender copies of any Letter of Credit, Letter of Credit Reimbursement Agreement, and related amendment to which such Issuing Bank is party and such other documentation as reasonably may be requested by the requesting Lender.

               3.1.3.0.8. The obligations of a Lender to make payments to the Payment and Disbursement Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this
     Article III (irrespective of the satisfaction of the conditions described in Sections 6.1 and 6.2, as applicable) under all circumstances, including, without limitation, any of the following circumstances:

          3.1.3.0.8.1. any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          3.1.3.0.8.2. the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

          3.1.3.0.8.3. any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          3.1.3.0.8.4. the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          3.1.3.0.8.5. any failure by that Issuing Bank to make any reports required pursuant to Section 3.1(h) or the inaccuracy of any such report; or

          3.1.3.0.8.6. the occurrence of any Event of Default or Potential Event of Default.

               3.1.3.0.9.     Payment of Reimbursement
     Obligations. 3.1.3.0.9. The Borrower unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

              3.1.3.0.10. In the event any payment by the Borrower received by an Issuing Bank with respect to a Letter of Credit and distributed by the Payment and Disbursement Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

                                   3.1.4.    Letter of Credit Fee
                              Charges. In connection with each Letter of Credit, Borrower hereby covenants to pay to the Payment and Disbursement Agent the following fees each payable quarterly in arrears (on the first Business Day of each calendar quarter following the issuance of each Letter of Credit): (1) a fee for the account of the Lenders, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (2) a fee, for the Issuing Bank's own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to 0.125%. For purposes of this Agreement, the "Banks' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans less 0.125% per annum. It is understood and agreed that the last installment of the fees provided for in this paragraph (g) with respect to any particular Letter of Credit shall be due and payable on the first day of the fiscal quarter following the return, undrawn, or cancellation of such Letter of Credit. In addition, the Borrower shall pay to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's account as may be agreed upon by the Borrower and such Issuing Bank from time to time.

                                   3.1.5.    Letter of Credit Reporting
                              Requirements. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Payment and Disbursement Agent, the Borrower, and each other Lender separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Payment and Disbursement Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and, to the extent not otherwise provided in accordance with the provisions of
                              Section 3.1(c)(ii), any information
                              requested by the Payment and Disbursement
                              Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

               3.1.5.0.1. Indemnification; Exoneration. 3.1.5.0.1. In addition to all other amounts payable to an Issuing Bank, the Borrower hereby agrees to defend, indemnify, and save the Payment and Disbursement Agent, each Issuing Bank, and each other Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Payment and Disbursement Agent, the Issuing Banks, or such other Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

              3.1.5.0.2. As between the Borrower on the one hand and the Lenders on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Payment and Disbursement Agent, the Issuing Banks and the other Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to duly comply with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Payment and Disbursement Agent, the Issuing Banks or the other Lenders.

                        3.2. Obligations Several. The obligations of the Payment and Disbursement Agent, each Issuing Bank, and each other Lender under this Article III are several and not joint, and no Issuing Bank or other Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or other Lender.

                               ARTICLE 4.
                        PAYMENTS AND PREPAYMENTS

                        4.1.  Prepayments; Reductions in Revolving
                      Credit Commitments.

                                   4.1.1.    Voluntary Prepayments.  The
                              Borrower may, at any time and from time to time, prepay the Loans in part or in their entirety, subject to the following limitations. The Borrower shall give at least five (5) Business Days' prior written notice to the Payment and Disbursement Agent (which the Payment and Disbursement Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess of that amount. Eurodollar Rate Loans, IBOR Rate Loans, and Money Market Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f).

                                   4.1.2.    Voluntary Reductions In
                              Revolving Credit Commitments.  The
                              Borrower may, upon at least fifteen (15) days' prior written notice to the Payment and Disbursement Agent (which the Payment and Disbursement Agent shall promptly transmit to each Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Revolving Credit Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated, which amount shall become due and payable on the date specified in such notice. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Payment and Disbursement Agent under this
                              Section 4.1(b) shall specify the date
                              (which shall be a Business Day) of such
                              termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

                                   4.1.3.    No Penalty.  The
                              prepayments and payments in respect of
                              reductions and terminations described in clauses (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

                                   4.1.4.    Mandatory Prepayment.  If
                              at any time from and after the Closing
                              Date: (i) the Borrower merges or
                              consolidates with another Person and the Borrower is not the surviving entity, or
                              (ii) the Borrower or any Consolidated
                              Business sells, transfers, assigns or
                              conveys assets, the book value of which
                              (computed in accordance with GAAP but
                              without deduction for depreciation), in
                              the aggregate of all such sales,
                              transfers, assignments, foreclosures, or conveyances exceeds 30% of the Capitalization Value, or (iii) the portion of Capitalization Value attributable to the aggregate Limited Minority Holdings (but excluding the Borrower's interest in Pentagon Fashion Center) of the Borrower and its Consolidated Businesses exceed 20% of Capitalization Value, or (iv) the Borrower or the Management Company ceases to provide directly or through their Affiliates property management and leasing services to at least 33% of the total number of shopping centers in which the Borrower has an ownership interest (the date any such event shall occur being the "Prepayment Date"), the Revolving Credit Commitment shall be terminated and the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Revolving Credit Termination Date. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid and shall return or cause to be returned all Letters of Credit to the applicable Lender. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this Section 4.1(d) may not be reborrowed. As used in this
                              Section 4.1(d) only, the phrase "sells,
                              transfers, assigns or conveys" shall not include (i) sales or conveyances among Borrower and any Consolidated Businesses, or (ii) mortgages secured by Real Property.

                        4.2.  Payments.

                                   4.2.1.    Manner and Time of
                              Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Payment and Disbursement Agent, the Arrangers or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Payment and Disbursement Agent (or, in the case of Reimbursement Obligations, to the pertinent Arranger) not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Payment and Disbursement Agent (or such Arranger) as it may designate, for the account of the Payment and Disbursement Agent, an Arranger, or such other Lender, as the case may be; and funds received by the Payment and Disbursement Agent (or such Arranger), including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Payment and Disbursement Agent (or such Arranger) after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Payment and Disbursement Agent for the account of the Lenders, or any of them, shall be paid to them by the Payment and Disbursement Agent promptly after receipt thereof, in immediately available funds.

               4.2.1.0.1. Apportionment of Payments. 4.2.1.0.1. Subject to the provisions of Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of
     Section 4.2(b)(ii), all such payments and any other amounts received by the Payment and Disbursement Agent from or for the benefit of the Borrower shall be applied in the following order:

          4.2.1.0.1.1. to pay principal of and interest on any portion of the Loans which the Payment and Disbursement Agent may have advanced on behalf of any Lender other than itself for which the Payment and Disbursement Agent has not then been reimbursed by such Lender or the Borrower,

          4.2.1.0.1.2. to pay all other Obligations then due and payable and

          4.2.1.0.1.3. as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of Committed Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans and IBOR Rate Loans, with those Eurodollar Rate Loans and IBOR Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

              4.2.1.0.2. After the occurrence of an Event of Default and while the same is continuing, the Payment and Disbursement Agent shall apply all payments in respect of any Obligations in the following order:

          4.2.1.0.2.1. first, to pay principal of and interest on any portion of the Loans which the Payment and Disbursement Agent may have advanced on behalf of any Lender other than itself for which the Payment and Disbursement Agent has not then been reimbursed by such Lender or the Borrower;

          4.2.1.0.2.2. second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Payment and Disbursement Agent;

          4.2.1.0.2.3. third, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent, deposited with the Payment and Disbursement Agent to provide cash collateral in respect of such Obligations);

          4.2.1.0.2.4. fourth, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and the Co-Agents;

          4.2.1.0.2.5.   fifth, to pay interest due in respect of Loans;

          4.2.1.0.2.6. sixth, to the ratable payment or prepayment of principal outstanding on Loans; and

          4.2.1.0.2.7.  seventh, to the ratable payment of all other
     Obligations.
The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Payment and Disbursement Agent, the Arrangers, the other Lenders and other Holders as among themselves. The order of priority set forth in clauses (C) through (G) of this Section 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender, or any other Person. The order of priority set forth in clauses (A) and (B) of this
Section 4.2(b)(ii) may be changed only with the prior written consent of the Payment and Disbursement Agent.

               4.2.1.0.3. The Payment and Disbursement Agent, in its sole discretion subject only to the terms of this
     Section 4.2(b)(iii), may pay from the proceeds of Loans made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Sections 2.1 or 2.2 or a deemed request as provided in this Section 4.2(b)(iii), all amounts payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 15.2. The Borrower hereby irrevocably authorizes the Lenders to make Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Payment and Disbursement Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrower, reimbursing expenses pursuant to Section 15.2 and paying any and all other amounts due and payable by the Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to
     Section 2.1 as of the date of the aforementioned notice. The Payment and Disbursement Agent shall request Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by facsimile transmission or other similar form of transmission (which notice the Payment and Disbursement Agent shall thereafter promptly transmit to the Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section 4.2(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.1.

               4.2.1.0.4. Subject to Section 4.2(b)(v), the Payment and Disbursement Agent shall promptly distribute to each Arranger and each other Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Payment and Disbursement Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

               4.2.1.0.5. In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Payment and Disbursement Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Payment and Disbursement Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          4.2.1.0.5.1.  the foregoing provisions of this Section
     4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

          4.2.1.0.5.2. a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          4.2.1.0.5.3. amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

          4.2.1.0.5.4. regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.

                                   4.2.2.    Payments on Non-Business
                              Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iii), the next preceding Business Day).

                        4.3.  Promise to Repay; Evidence of
                      Indebtedness.

                                   4.3.1.    Promise to Repay.  The
                              Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on the Closing Date, a promissory note, in form and substance acceptable to the Payment and Disbursement Agent and such Lender, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 15.1, all in form and substance acceptable to the Payment and Disbursement Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

                                   4.3.2.    Loan Account.  Each Lender
                              shall maintain in accordance with its
                              usual practice an account or accounts (a
                              "Loan Account") evidencing the
                              Indebtedness of the Borrower to such
                              Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes. Notwithstanding the foregoing, the failure by any Lender to maintain a Loan Account shall in no way affect the Borrower's obligations hereunder, including, without limitation, the obligation to repay the Obligations.

                                   4.3.3.    Control Account.  The
                              Register maintained by the Payment and
                              Disbursement Agent pursuant to Section
                              15.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period or IBOR Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto,
                              (iii) the amount of any principal or
                              interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and
                              (iv) the amount of any sum received by the Payment and Disbursement Agent from the Borrower hereunder and each Lender's share thereof.

                                   4.3.4.    Entries Binding.  The
                              entries made in the Register and each Loan
                              Account shall be conclusive and binding
                              for all purposes, absent manifest error.

                                   4.3.5.    No Recourse to Limited
                              Partners or General Partners.
                              Notwithstanding anything contained in this
                              Agreement to the contrary, it is expressly understood and agreed that nothing herein or in the Notes shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, officer, shareholder or director of any Limited Partner or any General Partner, to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Loans; but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Payment and Disbursement Agent, the Arrangers, the Co-Agents or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner (or any partner, officer, shareholder or director of any Limited Partner or any General Partner) to pay money.


                               ARTICLE 5.
                            INTEREST AND FEES

                        5.1.  Interest on the Loans and other
                      Obligations.

                                   5.1.1.    Rate of Interest.  All
                              Loans and the outstanding principal
                              balance of all other Obligations shall
                              bear interest on the unpaid principal
                              amount thereof from the date such Loans
                              are made and such other Obligations are
                              due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

          5.1.1.0.1. If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans; and

          5.1.1.0.2. If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Rate Loans;

          5.1.1.0.3. If an IBOR Rate Loan, at a rate per annum equal to the sum of (A) the IBOR Rate determined for the applicable IBOR Interest Period, plus (B) the then Applicable Margin for IBOR Rate Loans;

          5.1.1.0.4. If a Eurodollar Money Market Loan, at a rate per annum equal to either (A) the sum of (1) the Eurodollar Rate determined for the applicable Eurodollar Interest Period (determined as if the related Money Market Borrowing were a Committed Eurodollar Rate Borrowing) plus (or minus) (2) the Money Market Margin quoted by the Lender making such Money Market Loan in accordance with Section 2.2. or (B) the Money Market Rate, as applicable; and

          5.1.1.0.5. If an IBOR Money Market Loan, at a rate per annum equal to either (A) the sum of (1) the IBOR Rate determined for the applicable IBOR Interest Period (determined as if the related Money Market Borrowing were a Committed IBOR Rate Borrowing) plus (or minus) (2) the Money Market Margin quoted by the Lender making such Money Market Loan in accordance with Section 2.2. or (B) the Money Market Rate, as applicable.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Payment and Disbursement Agent; provided, however, the Borrower may not select the Eurodollar Rate or the IBOR Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and further provided that, from and after the occurrence of an Event of Default or a Potential Event of Default, each Eurodollar Rate Loan and IBOR Rate Loan then outstanding may, at the Payment and Disbursement Agent's option, convert to a Base Rate Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Payment and Disbursement Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.
               5.1.1.0.6. Interest Payments. 5.1.1.0.6. Interest accrued on each Committed Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Committed Loan, and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Committed Loan.

               5.1.1.0.7. Interest accrued on each Money Market Loan shall be calculated on the last day of each calendar month during the Interest Period applicable thereto (or, if such Interest Period is for a period one month or less, on the last day of such Interest Period) and shall be payable in arrears (A) if such Money Market Loan has an Interest Period longer than one month (1) on the first day of each calendar month, commencing on the first such day following the making of such Money Market Loan, and (2) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Money Market Loan; and (B) if such Money Market Loan has an Interest Period of one month or less, at maturity (whether by acceleration or otherwise) of such Money Market Loan.

               5.1.1.0.8. Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

               5.1.1.0.9. Conversion or Continuation. 5.1.1.0.9. The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans or IBOR Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans or IBOR Rate Loans on such expiration date; (C) to convert all or any part of outstanding IBOR Rate Loans having IBOR Interest Periods which expire on the same date to Base Rate Loans or Eurodollar Rate Loans on such expiration date; (D) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; (E) to continue all or any part of outstanding IBOR Rate Loans having IBOR Interest Periods which expire on the same date as IBOR Rate Loans, and the succeeding IBOR Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan or an IBOR Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans or IBOR Rate Loans under this Section 5.1(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

               5.1.1.0.10. To convert or continue a Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Payment and Disbursement Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period, and (E) in the case of a conversion to, or continuation of, an IBOR Rate Loan, the requested IBOR Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Payment and Disbursement Agent telephonic notice of any proposed conversion/continuation by the time required under this
     Section 5.1(c)(ii), if the Borrower confirms such notice by delivery of the Notice of Conversion/Continuation to the Payment and Disbursement Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii) (or telephonic notice in lieu thereof), the Payment and Disbursement Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this
     Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans or IBOR Rate Loans, upon the expiration of the Interest Period applicable thereto, such Loans shall automatically be continued as Eurodollar Rate Loans with a Eurodollar Interest Period of thirty (30) days; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan or an IBOR Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of
     Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing.

                                   5.1.2.    Default Interest.
                              Notwithstanding the rates of interest
                              specified in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) four percent (4.0%) per annum.

                                   5.1.3.    Computation of
                              Interest.  Interest on all Obligations
                              shall be computed on the basis of the
                              actual number of days elapsed in the
                              period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

                                   5.1.4.    Eurodollar Rate
                              Information.   Upon the reasonable request
                              of the Borrower from time to time, the
                              Payment and Disbursement Agent shall
                              promptly provide to the Borrower such
                              information with respect to the applicable
                              Eurodollar Rate as may be so requested.

                                   5.1.5.    IBOR Rate Information.
                              Upon the reasonable request of the
                              Borrower from time to time, the Payment
                              and Disbursement Agent shall promptly
                              provide to the Borrower such information with respect to the applicable IBOR Rate as may be so requested.

                        5.2. Special Provisions Governing Eurodollar Rate Loans, IBOR Rate Loans, and Money Market Loans.

                                   5.2.1.    Amount of Eurodollar Rate
                              Loans and IBOR Rate Loans.  Each
                              Eurodollar Rate Loan shall be in a minimum principal amount of $1,500,000 and in integral multiples of $100,000 in excess of that amount. Each IBOR Rate Loan shall be in a minimum principal amount of $1,500,000 and in integral multiples of $100,000 in excess of that amount. IBOR Rate Loans shall not, in the aggregate outstanding at any time, exceed the lesser of (i) $150,000,000 and (ii) the Revolving Credit Availability.

                                   5.2.2.    Determination of Eurodollar
                              Interest Period. By giving notice as set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans or IBOR Rate Loans), Section 2.2 (with respect to a Borrowing of Money Market Loans), or
                              Section 5.1(c) (with respect to a
                              conversion into or continuation of
                              Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, an "Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

          5.2.2.0.1. The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, an Interest Period (each, a "Eurodollar Interest Period") of one, two, three or six months in duration or, with the prior written consent of the Arrangers, a shorter or a longer duration;

          5.2.2.0.2. The Borrower may only select, as to a particular Borrowing of Eurodollar Money Market Loans, a Eurodollar Interest Period of one, two, or three months in duration;

          5.2.2.0.3. In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          5.2.2.0.4. If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          5.2.2.0.5. The Borrower may only select, as to a particular Borrowing of IBOR Rate Loans, an Interest Period (each, an "IBOR Interest Period") of fourteen (14) days in duration, provided that no IBOR Interest Period shall exist during any IBOR Black-Out Period;

          5.2.2.0.6. The Borrower may only select, as to a particular Borrowing of IBOR Money Market Loans, an IBOR Interest Period of fourteen (14) days in duration, provided that no IBOR Interest Period shall exist during any IBOR Black-Out Period;

          5.2.2.0.7. In the case of immediately successive IBOR Interest Periods applicable to a Borrowing of IBOR Rate Loans, each successive IBOR Interest Period shall commence on the day on which the next preceding IBOR Interest Period expires;

          5.2.2.0.8. If any IBOR Interest Period would otherwise expire on a day which is not a Business Day, such IBOR Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the IBOR Interest Period shall expire on the immediately preceding Business Day;

          5.2.2.0.9. The Borrower may not select an IBOR Interest Period as to any IBOR Rate Loan or IBOR Money Market Loan if such IBOR Interest Period terminates during any IBOR Black-Out Period;

          5.2.2.0.10. The Borrower may not select an Interest Period as to any Loan if such Interest Period terminates later than the Revolving Credit Termination Date;

          5.2.2.0.11. The Borrower may not select an Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and

          5.2.2.0.12. There shall be no more than twelve (12) Interest Periods in effect at any one time with respect to Eurodollar Rate Loans or IBOR Rate Loans.

                                   5.2.3.    Determination of Eurodollar
                              Interest Rate and IBOR Rate.

          (i) As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Payment and Disbursement Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans or Eurodollar Money Market Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Payment and Disbursement Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

          (ii) As soon as practicable on (A) the Business Day prior to the first day of each IBOR Interest Period, with respect to an IBOR Rate Loan and (B) the second Business Day prior to the first day of each IBOR Interest Period with respect to an IBOR Money Market Loan (each, an "IBOR Interest Rate Determination Date"), the Payment and Disbursement Agent shall determine (pursuant to the procedures set forth in the definition of "IBOR Rate") the interest rate which shall apply to the IBOR Rate Loans or IBOR Money Market Loans for which an interest rate is then being determined for the applicable IBOR Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Payment and Disbursement Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower and each Lender.

                                   5.2.4.    Interest Rate
                              Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before a Eurodollar Interest Rate Determination Date or an IBOR Interest Rate Determination Date:

          5.2.4.0.1.     the Payment and Disbursement Agent is advised
     (A) by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market for such Eurodollar Interest Period, or
     (B) by the IBOR Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Banks in the interbank market for such IBOR Interest Period; or

          5.2.4.0.2. the Payment and Disbursement Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate or the IBOR Rate (as applicable)then being determined is to be fixed; or

          5.2.4.0.3. the Requisite Lenders advise the Payment and Disbursement Agent that (A) the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period, or (B) the IBOR Rate for IBOR Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the interbank market in the amount substantially equal to such Lenders' IBOR Rate Loans in Dollars and for a period equal to such IBOR Interest Period; or

          5.2.4.0.4. (A) the applicable Lender(s) advise the Payment and Disbursement Agent that the Eurodollar Rate for Eurodollar Money Market Loans comprising such Borrowing will not adequately reflect the cost to such Lender(s) of obtaining funds in Dollars in the London Interbank market in the amount substantially equal to such Lender(s)' Money Market Loans in Dollars and for a period equal to such Eurodollar Interest Period, or (B) the applicable Lender(s) advise the Payment and Disbursement Agent that the IBOR Rate for IBOR Money Market Loans comprising such Borrowing will not adequately reflect the cost to such Lender(s) of obtaining funds in Dollars in the interbank market in the amount substantially equal to such Lender(s)' IBOR Money Market Loans in Dollars and for a period equal to such IBOR Interest Period;

then the Payment and Disbursement Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Payment and Disbursement Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate or the IBOR Rate, as applicable, shall be suspended and each outstanding Eurodollar Rate Loan and Eurodollar Money Market Loan or IBOR Rate Loan and IBOR Money Market Loan, as applicable, shall be converted into a Base Rate Loan on the last day of the then current Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

               5.2.4.0.5. Illegality. 5.2.4.0.5. If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan, IBOR Rate Loan or Money Market Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Payment and Disbursement Agent, and the Payment and Disbursement Agent shall promptly transmit the notice to each other Lender.

              5.2.4.0.6. When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans or IBOR Rate Loans, as applicable, shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans or IBOR Rate Loans (as applicable) and (B) if the affected Eurodollar Rate Loans, IBOR Rate Loans, Eurodollar Money Market Loans, or IBOR Money Market Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Payment and Disbursement Agent and the affected Lender, convert each such Loan into a Base Rate Loan.
             5.2.4.0.7. If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans and/or IBOR Rate Loans (as applicable), such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Payment and Disbursement Agent, and the Payment and Disbursement Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans and/or IBOR Rate Loans(as applicable) shall thereupon be restored.

                                   5.2.5.    Compensation.  In addition
                              to all amounts required to be paid by the Borrower pursuant to Section 5.1 and
                              Article XIII, the Borrower shall
                              compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans, IBOR Rate Loans and/or Money Market Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans and/or Eurodollar Money Market Loans or IBOR Rate Loans and/or IBOR Rate Money Market Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/ continuation or a successive Eurodollar Interest Period or IBOR Interest Period does not commence after notice therefor is given pursuant to
                              Section 5.1(c), including, without
                              limitation, pursuant to Section 5.2(d),
                              (ii) if for any reason any Eurodollar Rate
                              Loan, IBOR Rate Loan or Money Market Loan is prepaid (including, without limitation, mandatorily pursuant to Section 4.1(d)) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan, IBOR Rate Loan or Money Market Loan to a Base Rate Loan as a result of any of the events indicated in
                              Section 5.2(d), or (iv) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan, IBOR Rate Loan or Money Market Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                                   5.2.6.    Booking of Eurodollar Rate
                              Loans, IBOR Rate Loans and Money Market
                              Loans.  Any Lender may make, carry or
                              transfer Eurodollar Rate Loans, IBOR Rate
                              Loans and Money Market Loans at, to, or
                              for the account of, its Eurodollar Lending
                              Office or Eurodollar Affiliate or its
                              other offices or Affiliates.  No Lender
                              shall be entitled, however, to receive any greater amount under Sections 4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan, IBOR Rate Loan or Money Market Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

                                   5.2.7.    Affiliates Not
                              Obligated.  No Eurodollar Affiliate or
                              other Affiliate of any Lender shall be
                              deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

                                   5.2.8.    Adjusted Eurodollar Rate.
                              Any failure by any Lender to take into
                              account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans or Money Market Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

                        5.3.  Fees.

                                   5.3.1.    Facility Fee.   During the
                              time, from time to time, that the Borrower maintains an Investment Grade Credit Rating, the Borrower shall pay to the Payment and Disbursement Agent, for the account of the Lenders based on their respective Pro Rata Shares, a fee (the "Facility Fee"), accruing at a per annum rate equal to the then applicable Facility Fee Percentage on the Maximum Revolving Credit Amount, such fee being payable quarterly, in arrears, commencing on the first day of the fiscal quarter next succeeding the Closing Date and on the first day of each fiscal quarter thereafter for so long as the Borrower maintains an Investment Grade Credit Rating; provided, however, that in the event that the Borrower loses its Investment Grade Credit Rating during any fiscal quarter, the Facility Fee shall be payable only for the portion of such fiscal quarter during which Borrower maintained an Investment Grade Credit Rating. Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any portion of the Facility Fee with respect to its Revolving Credit Commitment until such failure has been cured in accordance with Section 4.2(b)(v)(B) and (B) until such time, the Facility Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan, shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Credit Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, and (II) the outstanding Reimbursement Obligations owing to such performing Lenders, and
                              (III) the aggregate participation
                              interests of such performing Lenders
                              arising pursuant to Section 3.1(e) with
                              respect to undrawn and outstanding Letters of Credit.

                                   5.3.2.    Unused Commitment Fee.
                              During the time, from time to time, that the Borrower fails to maintain an Investment Grade Credit Rating, the Borrower shall pay to the Payment and Disbursement Agent, for the account of the Lenders based on their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at a per annum rate equal to the then applicable Unused Commitment Fee Percentage on the Unused Facility, such fee being payable quarterly, in arrears, commencing on the first day of the fiscal quarter next succeeding the date that the Borrower fails to maintain an Investment Grade Credit Rating and on the first day of each fiscal quarter thereafter, until the Borrower regains an Investment Grade Credit Rating; provided, however, that in the event that the Borrower regains an Investment Grade Credit Rating during any fiscal quarter, the Unused Commitment Fee shall be payable only for the portion of such fiscal quarter during which Borrower failed to maintain an Investment Grade Credit Rating. Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any portion of the Unused Commitment Fee with respect to its Revolving Credit Commitment until such failure has been cured in accordance with
                              Section 4.2(b)(v)(B) and (B) until such
                              time, the Unused Commitment Fee shall
                              accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan, shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Credit Commitments of such performing Lenders exceeds the sum of
                              (I) the outstanding principal amount of
                              the Loans owing to such performing
                              Lenders, and (II) the outstanding
                              Reimbursement Obligations owing to such
                              performing Lenders, and (III) the
                              aggregate participation interests of such performing Lenders arising pursuant to
                              Section 3.1(e) with respect to undrawn and outstanding Letters of Credit.

                                   5.3.3.    Calculation and Payment of
                              Fees. All fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Payment and Disbursement Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees due to any Arranger or any other Lender, including, without limitation, those referred to in this
                              Section 5.3, shall bear interest, if not paid when due, at the interest rate specified in Section 5.1(d) and shall constitute Obligations.


                               ARTICLE 6.
                CONDITIONS TO LOANS AND LETTERS OF CREDIT

                        6.1. Conditions Precedent to the Initial Loans and Letters of Credit. The obligation of each Lender on the Initial Funding Date to make any Loan requested to be made by it, and to issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

                                   6.1.1.    Documents.  The Payment and
                              Disbursement Agent shall have received on or before the Initial Funding Date all of the following:

          6.1.1.0.1. this Agreement, the Notes, and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as Exhibit E and made a part hereof, each duly executed and in recordable form, where appropriate, and in form and substance satisfactory to the Payment and Disbursement Agent; without limiting the foregoing, the Borrower hereby directs its legal counsel to prepare and deliver to the Agents, the Lenders, and Skadden, Arps, Slate, Meagher & Flom LLP the legal opinions referred to in such List of Closing Documents; and

          6.1.1.0.2. such additional documentation as the Payment and Disbursement Agent may reasonably request.

                                   6.1.2.    No Legal Impediments.  No
                              law, regulation, order, judgment or decree of any Governmental Authority shall, and the Payment and Disbursement Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans and/or the issuance of Letters of Credit on the Initial Funding Date or (ii) impose or result in the imposition of a Material Adverse Effect.

                                   6.1.3.    No Change in Condition.  No
                              change in the business, assets,
                              management, operations, financial
                              condition or prospects of the Borrower or any of its Properties shall have occurred since March 31, 1999, which change, in the judgment of the Payment and Disbursement Agent, will have or is reasonably likely to have a Material Adverse Effect.

                                   6.1.4.    Interim Liabilities and
                              Equity.  Except as disclosed to the
                              Arrangers and the Lenders, since March 31,
                              1999, neither the Borrower nor the Company shall have (i) entered into any material (as determined in good faith by the Payment and Disbursement Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business, (ii) declared or paid any dividends or other distributions other than in the ordinary course of business,
                              (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.

                                   6.1.5.    No Loss of Material
                              Agreements and Licenses.  Since March 31,
                              1999, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Payment and Disbursement Agent, would result in a Material Adverse Effect.

                                   6.1.6.    No Market Changes.  Since
                              March 31, 1999, no material adverse change shall have occurred in the conditions in the capital markets or the market for loan syndications generally.

                                   6.1.7.    No Default.  No Event of
                              Default or Potential Event of Default
                              shall have occurred and be continuing or would result from the making of the Loans or the issuance of any Letter of Credit.

                                   6.1.8.    Representations and
                              Warranties.  All of the representations
                              and warranties contained in Section 7.1
                              and in any of the other Loan Documents
                              shall be true and correct in all material respects on and as of the Initial Funding Date.

                                   6.1.9.    Fees and Expenses Paid.
                              There shall have been paid to the Payment and Disbursement Agent, for the accounts of the Agents and the other Lenders, as applicable, all fees due and payable on or before the Initial Funding Date and all expenses due and payable on or before the Initial Funding Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

                        6.2.  Conditions Precedent to All Subsequent
                      Loans and Letters of Credit. The obligation of each Lender to make any Loan requested to be made by it on any date after the Initial Funding Date and the agreement of each Lender to issue any Letter of Credit or participate therein on any date after the Initial Funding Date is subject to the following conditions precedent as of each such date:

                                   6.2.1.    Representations and
                              Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be issued on such date, all of the representations and warranties of the Borrower contained in Section 7.1 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

                                   6.2.2.    No Defaults.  No Event of
                              Default or Potential Event of Default
                              shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

                                   6.2.3.    No Legal Impediments.  No
                              law, regulation, order, judgment or decree of any Governmental Authority shall, and the Payment and Disbursement Agent shall not have received from such Lender notice that, in the judgment of such Lender, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, such Lender's making of the requested Loan or participation in or issuance of the requested Letter of Credit.

                                   6.2.4.    No Material Adverse Effect.
                              The Borrower has not received written
                              notice from the Requisite Lenders that an event has occurred since the date of this Agreement which has had and continues to have, or is reasonably likely to have, a Material Adverse Effect.

Each submission by the Borrower to the Payment and Disbursement Agent of a Notice of Borrowing with respect to a Loan or a Notice of Conversion/Continuation with respect to any Loan, each acceptance by the Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by the Borrower to a Lender of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan, the date of conversion or continuation and the date of issuance of such Letter of Credit, that all the conditions contained in this Section 6.2 have been satisfied or waived in accordance with Section 15.7.


                               ARTICLE 7.
                     REPRESENTATIONS AND WARRANTIES

                        7.1.  Representations and Warranties of the
                      Borrower. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

               7.1.0.0.1.     Organization; Powers.  7.1.0.0.1. The
     Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in each state in which failure to do so would have a Material Adverse Effect, (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (E) is a partnership for federal income tax purposes.

               7.1.0.0.2. The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

               7.1.0.0.3. SD (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

               7.1.0.0.4. SPG (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

               7.1.0.0.5. True, correct and complete copies of the Organizational Documents identified on Schedule 7.1-A have been delivered to the Payment and Disbursement Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth indicated therein and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

               7.1.0.0.6. Neither the Borrower, the Company nor any of their Affiliates are "foreign persons" within the meaning of
     Section 1445 of the Internal Revenue Code.

               7.1.0.0.7.     Authority.  7.1.0.0.7.  Each General
     Partner has the requisite power and authority to execute, deliver and perform this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. Each General Partner is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and are the sole general partners of the Borrower.

               7.1.0.0.8. The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of the General Partners acting on behalf of the Borrower in connection therewith, all necessary corporate action of such General Partner) and such authorization has not been rescinded. No other partnership or corporate action or proceedings on the part of the Borrower or any General Partner is necessary to consummate such transactions.

               7.1.0.0.9. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrower and the Borrower's Subsidiaries on or before the Initial Funding Date have been performed or complied with, and no Potential Event of Default, Event of Default or breach of any covenant by any of the Company, the Borrower or any Subsidiary of the Borrower exists thereunder.

               7.1.0.0.10. Subsidiaries; Ownership of Capital Stock and Partnership Interests. 7.1.0.0.10. Schedule 7.1-C
     (A) contains a diagram indicating the corporate structure of the Company, the Borrower, and any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and
     (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of Securities of the Company, the Borrower and the Subsidiaries of the Borrower and the owners of such shares or interests. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on Schedule 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and its Subsidiaries are duly authorized and validly issued. Attached hereto as part of Schedule 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date.

               7.1.0.0.11. Except where failure may not have a Material Adverse Effect, each Subsidiary: (A) is a corporation or partnership, as indicated on Schedule 7.1-C, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

                                   7.1.1.    No Conflict.  The
                              execution, delivery and performance of
                              each of the Loan Documents to which the
                              Borrower is a party do not and will not
                              (i) conflict with the Organizational
                              Documents of the Borrower or any
                              Subsidiary of the Borrower,
                              (ii) constitute a tortious interference
                              with any Contractual Obligation of any
                              Person or conflict with, result in a
                              breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower, the General Partners, any Limited Partner, any Subsidiary of the Borrower, or any general or limited partner of any Subsidiary of the Borrower, or require termination of any such Contractual Obligation which may subject the Payment and Disbursement Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, any General Partner, any Limited Partner, any Subsidiary of the Borrower, or any general partner or limited partner of any Subsidiary of the Borrower, or
                              (iv) require any approval of shareholders of the Company or any general partner (or equity holder of any general partner) of any Subsidiary of the Borrower.

                                   7.1.2.    Governmental Consents.  The
                              execution, delivery and performance of
                              each of the Loan Documents to which the
                              Borrower is a party do not and will not
                              require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

                                   7.1.3.    Governmental Regulation.
                              Neither the Borrower nor any General
                              Partner is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

                                   7.1.4.    Financial Position.
                              Complete and accurate copies of the
                              following financial statements and
                              materials have been delivered to the
                              Payment and Disbursement Agent:
                              (i) annual audited financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1998, and
                              (ii) quarterly financial statements for
                              the Borrower and its Subsidiaries for the fiscal quarter ending March 31, 1999. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and its Subsidiaries as at the respective dates thereof. Neither the Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Payment and Disbursement Agent on or prior to the Closing Date or otherwise disclosed to the Payment and Disbursement Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

                                   7.1.5.    Indebtedness.  Schedule 7.1-
                              H sets forth, as of June 30, 1999, all
                              Indebtedness for borrowed money of each of the Borrower, the General Partners and their respective Subsidiaries and, except as set forth on Schedule 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness
                              (except for the repayment of certain
                              Indebtedness) since June 30, 1999.
                                   7.1.6.    Litigation; Adverse
                              Effects.  Except as set forth in
                              Schedule 7.1-I, as of the Closing Date,
                              there is no action, suit, proceeding,
                              Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower, or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower. None of the Company, the Borrower or any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

                                   7.1.7.    No Material Adverse Effect.
                              Since March 31, 1999, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

                                   7.1.8.    Tax Examinations.  The IRS
                              has examined (or is foreclosed from
                              examining by applicable statutes) the
                              federal income tax returns of any of the Company's, the Borrower's or its Subsidiaries' predecessors in interest with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 1997 and the appropriate state Governmental Authority in each state in which the Company's, the Borrower's or its Subsidiaries' predecessors in interest with respect to the Projects were required to file state income tax returns has examined (or is foreclosed from examining by applicable statutes) the state income tax returns of any of such Persons with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 1997. All deficiencies which have been asserted against such Persons as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of such Persons to the extent, if any, required by GAAP. No such Person has taken any reporting positions for which it does not have a reasonable basis nor anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

                                   7.1.9.    Payment of Taxes.  All tax
                              returns, reports and similar statements or filings of each of the Persons described in Section 7.1(k), the Company, the Borrower and its Subsidiaries required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and
                              (ii) hereinabove.  The Borrower has no
                              knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

                                   7.1.10.   Performance.  Neither the
                              Company, the Borrower nor any of their
                              Affiliates has received any notice,
                              citation or allegation, nor has actual
                              knowledge, that (i) it is in default in
                              the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Properties is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

                                   7.1.11.   Disclosure.  The
                              representations and warranties of the
                              Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Payment and Disbursement Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Payment and Disbursement Agent, the Arrangers, the Co-Agents or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (o) with respect to its projections of future events.

                                   7.1.12.   Requirements of Law.  The
                              Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

                                   7.1.13.   Environmental Matters.

                    7.1.13.0.1.  Except as disclosed on Schedule 7.1-P:

                         7.1.13.0.1.1. the operations of the Borrower, each of its Subsidiaries, and their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law;

                         7.1.13.0.1.2.  the Borrower and each of its
     Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits;

                         7.1.13.0.1.3. none of the Borrower or any of its Subsidiaries or any of their respective present or past Property or operations are subject to or are the subject of any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law;

                         7.1.13.0.1.4. none of Borrower or any of its Subsidiaries has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

                         7.1.13.0.1.5. none of the Borrower's or any of its Subsidiaries' present or past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                         7.1.13.0.1.6. neither the Borrower nor any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                         7.1.13.0.1.7.  to the best of Borrower's
     knowledge, there is not now, and to Borrower's knowledge there has never been on or in any Project (I) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (II) any landfill, waste pile, or surface impoundment; (III) any underground storage tanks the presence or use of which is or, to Borrower's knowledge, has been in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                         7.1.13.0.1.8. neither the Borrower nor any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                         7.1.13.0.1.9. neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

                         7.1.13.0.1.10.  no Environmental Lien has
     attached to any Property of the Borrower or any Subsidiary of the Borrower;

                         7.1.13.0.1.11. no Property of the Borrower or any Subsidiary of the Borrower is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has fully complied with the requirements of such acts; and

                         7.1.13.0.1.12. neither the Borrower nor any of its Subsidiaries owns or operates, or, to Borrower's knowledge has ever owned or operated, any underground storage tank, the presence or use of which is or has been in violation of applicable
     Environmental, Health or Safety Requirements of Law, at any
     Project.

                    7.1.13.0.2.  the Borrower and each of its
     Subsidiaries are conducting and will continue to conduct their respective businesses and operations and maintain each Project in compliance with Environmental, Health or Safety Requirements of Law and no such Person has been, and no such Person has any reason to believe that it or any Project will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect.

                                   7.1.14.   ERISA. Neither the Borrower
                              nor any ERISA Affiliate maintains or
                              contributes to any Plan or Multiemployer
                              Plan other than those listed on Schedule
                              7.1-Q hereto.  Each such Plan which is
                              intended to be qualified under Section
                              401(a) of the Internal Revenue Code as
                              currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in Schedule 7.1-Q, neither the Borrower nor any of its ERISA Affilates maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan and furnished to the Payment and Disbursement Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 7.1-Q, neither the Borrower nor any of its ERISA Affiliates has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

                                   7.1.15.   Securities Activities.  The
                              Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                                   7.1.16.   Solvency.  After giving
                              effect to the Loans to be made on the
                              Initial Funding Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, the Borrower is Solvent.

                                   7.1.17.   Insurance.  Schedule 7.1-T
                              accurately sets forth as of the Closing
                              Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Payment and Disbursement Agent copies of all insurance policies set forth on
                              Schedule 7.1-T.  Such insurance policies
                              and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries.

                                   7.1.18.   REIT Status.  The Company
                              qualifies as a REIT under the Internal
                              Revenue Code.

                                   7.1.19.   Ownership of Projects,
                              Minority Holdings and Property. Ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by any General Partner.

                                   7.1.20.  Year 2000 Compliance.  The
                              Borrower has commenced a comprehensive
                              review and assessment of the Borrower's
                              computer applications and commenced
                              inquiry of the Borrower's key suppliers, vendors, and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe that the year 2000 problem will result in a Material Adverse Effect. The Borrower anticipates that it will complete such review, assessment and inquiry on or before September 30, 1999.


                               ARTICLE 8.
                           REPORTING COVENANTS

          The Borrower covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

                        8.1.  Borrower Accounting Practices.  The
                      Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements and reports described below shall be prepared from such system and records and in form satisfactory to the Payment and Disbursement Agent.

                        8.2.  Financial Reports. The Borrower shall
                      deliver or cause to be delivered to the Payment and Disbursement Agent and the Lenders:
                                   8.2.1.    Quarterly Reports.

               8.2.1.0.1. Borrower Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Payment and Disbursement Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

               8.2.1.0.2. Company Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company, the Borrower and its Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company, the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

               8.2.1.0.3. Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph
     (a)(i) of this Section 8.2, the Borrower shall deliver Officer's Certificates of the Borrower and the Company (the "Quarterly Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers representing and certifying (1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrower and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partners and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Payment and Disbursement Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Payment and Disbursement Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof, and (7) a schedule of the estimated taxable income of the Borrower for such fiscal quarter.

               8.2.1.0.4. Hedging Status Report. The Borrower shall deliver, within fifty (50) days after the end of each fiscal quarter of each Fiscal Year, a written report which sets forth the details of the "Interest Rate Hedges" required under Section 9.9.

                                   8.2.2.    Annual Reports.

               8.2.2.0.1. Borrower Financial Statements. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Borrower and its Subsidiaries as at the end of such Fiscal Year,
     (ii) a report with respect thereto of Arthur Andersen & Co. or other independent certified public accountants acceptable to the Payment and Disbursement Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen & Co. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the General Partners or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein). The Payment and Disbursement Agent and each Lender (through the Payment and Disbursement Agent) may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Borrower, at the expense of the Payment and Disbursement Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

               8.2.2.0.2. Company Financial Statements. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Arthur Andersen & Co. or other independent certified public accountants acceptable to the Payment and Disbursement Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Arthur Andersen & Co. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Payment and Disbursement Agent and each Lender (through the Payment and Disbursement Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Payment and Disbursement Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

               8.2.2.0.3. Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and
     (ii) of this Section 8.2(b), the Borrower shall deliver Officer's Certificates of the Borrower and the Company (the "Annual Compliance Certificates" and, collectively with the Quarterly Compliance Certificates, the "Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers, representing and certifying that (1) the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the General Partners, the Borrower and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partners and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Payment and Disbursement Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Payment and Disbursement Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA,
     (6) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof, and (7) a schedule of the estimated taxable income of the Borrower for such fiscal year.

               8.2.2.0.4. Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, the Borrower shall deliver a written report, in form reasonably satisfactory to the Payment and Disbursement Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies 3% or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Payment and Disbursement Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies 3% or more of the gross leasable area in the Projects in the aggregate.

               8.2.2.0.5. Property Reports. When reasonably requested by the Payment and Disbursement Agent or any other Arranger or Co-Agent, a rent roll, tenant sales report and income statement with respect to any Project.

                        8.3.  Events of Default.  Promptly upon the
                      Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Payment and Disbursement Agent has given any notice to the Borrower with respect to a claimed Event of Default or Potential Event of Default under this Agreement;
                      (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Borrower shall deliver to the Payment and Disbursement Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and
                      (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

               8.3.0.0.1. Lawsuits. 8.3.0.0.1. Promptly upon the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more and is not covered by Borrower's insurance, the Borrower shall give written notice thereof to the Payment and Disbursement Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Payment and Disbursement Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Payment and Disbursement Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Payment and Disbursement Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Payment and Disbursement Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower upon request of the Payment and Disbursement Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably available to it to enable each Lender and the Payment and Disbursement Agent and its counsel to evaluate such matters.

                        8.4. Insurance. As soon as practicable and in any event by January 1st of each calendar year, the Borrower shall deliver to the Payment and Disbursement Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Payment and Disbursement Agent and the Lenders outlining all insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

                        8.5.  ERISA Notices.  The Borrower shall
                      deliver or cause to be delivered to the Payment and Disbursement Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                              8.5.1.    within fifteen (15) Business Days after
                               the Borrower or
     any ERISA Affiliate knows or has reason to know that an ERISA
     Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such ERISA Termination
     Event and the action, if any, which the Borrower or any ERISA
     Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                              8.5.2. within fifteen (15) Business Days after the Borrower knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue
     Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                              8.5.3.    within fifteen (15) Business Days after
                               the filing of the
     same with the DOL, IRS or PBGC, copies of each annual report (form
     5500 series), including Schedule B thereto, filed with respect to each Plan;
                              8.5.4.    within fifteen (15) Business Days after
                               receipt by the
     Borrower or any ERISA Affiliate of each actuarial report for any Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                              8.5.5.    within fifteen (15) Business Days after
                               the filing of the
     same with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

                              8.5.6.    within fifteen (15) Business Days after
                               the occurrence of
     any material increase in the benefits of any existing Plan or Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                              8.5.7.    within fifteen (15) Business Days after
                               the Borrower or
     any ERISA Affiliate receives notice of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice;

                              8.5.8.    within fifteen (15) Business Days after
                               the Borrower or
     any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                              8.5.9.    within fifteen (15) Business Days after
                               the Borrower or
     any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                              8.5.10.   within fifteen (15) Business Days after
                               the Borrower or
     any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue
     Code on or before the due date for such installment or payment, a notification of such failure; and

                              8.5.11.   within fifteen (15) Business Days after
                               the Borrower or
     any ERISA Affiliate knows or has reason to know (i) a Multiemployer
     Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
     (iii) the PBGC has instituted or will institute proceedings under
     Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this Section 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

                        8.6.  Environmental Notices.  The Borrower
                      shall notify the Payment and Disbursement Agent and the Lenders in writing, promptly upon any representative of the Borrower or other employee of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

                              8.6.1.    notice or claim to the effect that the
                               Borrower or any of
     its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

                              8.6.2.    notice that the Borrower or any of its
                               Subsidiaries is
     subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

                              8.6.3.    notice that any Property of the
                              Borrower or any of its
     Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;
                              8.6.4. notice of violation by the Borrower or any of its
     Subsidiaries of any Environmental, Health or Safety Requirement of
     Law;

                              8.6.5. any condition which might reasonably result in a
     violation by the Borrower or any Subsidiary of the Borrower of any Environmental, Health or Safety Requirement of Law, which violation would result in a Material Adverse Effect;

                              8.6.6. commencement or threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of
     Law, which would result in a Material Adverse Effect;

                              8.6.7.    new or proposed changes to any existing
                               Environmental,
     Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

                              8.6.8.    any proposed acquisition of stock,
                              assets, real estate,
     or leasing of Property, or any other action by the Borrower or any of its Subsidiaries that could subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which could result in a Material Adverse Effect.

                        8.7. Labor Matters. The Borrower shall notify the Payment and Disbursement Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons' and other facilities) which could result in a Material Adverse Effect.

                        8.8.  Notices of Asset Sales and/or
                      Acquisitions. The Borrower shall deliver to the Payment and Disbursement Agent and the Lenders written notice of each of the following upon the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $50,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $50,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $50,000,000.

                        8.9. Tenant Notifications. The Borrower shall promptly notify the Payment and Disbursement Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than 3% of the Borrower's share of consolidated minimum rent is attributable.

                        8.10.  Other Reports.  The Borrower shall
                      deliver or cause to be delivered to the Payment and Disbursement Agent and the other Lenders copies of all financial statements, reports, notices and other materials, if any, sent or made available generally by any General Partner and/or the Borrower to its respective Securities holders or filed with the Commission, all press releases made available generally by any General Partner and/or the Borrower or any of its Subsidiaries to the public concerning material developments in the business of any General Partner, the Borrower or any such Subsidiary and all notifications received by the General Partners, the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

                        8.11.  Other Information.  Promptly upon
                      receiving a request therefor from the Payment and Disbursement Agent or any Arranger or Co-Agent, the Borrower shall prepare and deliver to the Payment and Disbursement Agent and the other Lenders such other information with respect to any General Partner, the Borrower, or any of its Subsidiaries, as from time to time may be reasonably requested by the Payment and Disbursement Agent or any Arranger.


                               ARTICLE 9.
                          AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section
15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

                        9.1. Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence or existence as a limited partnership or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

                        9.2.  Powers; Conduct of Business.  The
                      Borrower shall remain qualified, and shall cause each of its Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing.

                        9.3. Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental, Health or Safety Requirements of Law affecting such Person or the business, Property, assets or operations of such Person.

                                   9.3.1.  Payment of Taxes and Claims.
                              9.3.1.  The Borrower shall pay, and shall
                              cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section
                              10.3 or a Customary Permitted Lien for
                              property taxes and assessments not yet due upon any of the Borrower's or any of the Borrower's Subsidiaries' Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                        9.4. Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on Schedule 7.1-U or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Payment and Disbursement Agent. All such policies and programs shall be maintained with insurers reasonably acceptable to the Payment and Disbursement Agent.

                        9.5.  Inspection of Property; Books and
                      Records; Discussions. The Borrower shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Payment and Disbursement Agent or any Arranger, Co-Agent or other Lender to visit and inspect any of the Projects or inspect the MIS of the Borrower or any of its Subsidiaries which relates to the Projects, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all with a representative of the Borrower present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

                        9.6.  ERISA Compliance.  The Borrower shall,
                      and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

                        9.7.  Maintenance of Property.  The Borrower
                      shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair and in a businesslike manner, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in a businesslike manner; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

                        9.8. Hedging Requirements. The Borrower shall maintain "Interest Rate Hedges" (as defined below) on a notional amount of Indebtedness of the Borrower and its Subsidiaries which, when added to the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries which bears interest at a fixed rate, equals or exceeds 75% of the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries. "Interest Rate Hedges" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements having terms, conditions and tenors reasonably acceptable to the Payment and Disbursement Agent entered into by the Borrower and/or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower and/or such Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

                        9.9. Company Status. The Company shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange; (2) maintain its status as a REIT under the Internal Revenue Code, (3) retain direct or indirect management and control of the Borrower, and (4) own, directly or indirectly, no less than ninety-nine percent (99%) of the equity Securities of SD (or any other General Partner of the Borrower).

                        9.10.     Ownership of Projects, Minority
                      Holdings and Property. The ownership of
                      substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by any General Partner.


                               ARTICLE 10.
                           NEGATIVE COVENANTS

          Borrower covenants and agrees that it shall comply with the following covenants so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

                        10.1. Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Indebtedness which, when aggregated with Indebtedness of the General Partners, the Borrower or any of their respective Subsidiaries and Minority Holdings Indebtedness allocable in accordance with GAAP to the Borrower or any Subsidiary of the Borrower as of the time of determination, would not exceed (i) sixty percent (60%) of Capitalization Value as of the date of incurrence, or (ii) in the case of Secured Indebtedness of the Consolidated Businesses and the Borrower's proportionate share of Secured Indebtedness of its Minority Holdings, fifty-five percent (55%) of the Capitalization Value. In addition, neither the Borrower nor any of its Subsidiaries shall incur, directly or indirectly, Indebtedness for borrowed money from any of the General Partners, unless such Indebtedness is unsecured and expressly subordinated to the payment of the Obligations.

                        10.2. Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect.

                        10.3. Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:

                              10.3.1.   Liens with respect to Capital Leases of
                               Equipment entered
     into in the ordinary course of business of the Borrower pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $100,000 for any Project;

                              10.3.2.   Liens securing permitted Secured
                              Indebtedness; and

                              10.3.3.   Customary Permitted Liens.

                        10.4. Investments. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

                                   10.4.1.   Investments in Cash
                              Equivalents;

                              10.4.2.   Subject to the limitations of clause
                              (e) below,
     Investments in the Borrower's Subsidiaries, the Borrower's
     Affiliates and the Management Company;

                              10.4.3.   Investments in the form of advances to
                               employees in the
     ordinary course of business; provided that the aggregate principal amount of all such advances at any time outstanding shall not exceed $1,000,000;

                              10.4.4.   Investments received in connection with
                               the bankruptcy or
     reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

               10.4.5.   Investments (i) in any individual Project
                               (other than
     Mall of America), which when combined with like Investments of the General Partners in such Project, do not exceed ten percent (10%) of the Capitalization Value after giving effect to such Investments of the Borrower or (ii) in a single Person owning a Project or Property, or a portfolio of Projects or Properties, which when combined with like Investments of the General Partners in such Person, do not exceed thirty-three percent (33%) of the Capitalization Value after giving effect to such Investments of the Borrower, it being understood that no Investment in any individual Person will be permitted if the Borrower's allocable share of the Investment of such Person in any individual Project would exceed the limitation described in clause (i) hereinabove.

                        10.5.  Conduct of Business.  Neither the
                      Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly retail and mixed use Projects and portfolios of like Projects and (b) any business or activities which are substantially similar, related or incidental thereto.

                        10.6.  Transactions with Partners and
                      Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are determined by the respective Boards of Directors of the General Partners to be less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 10.6 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents.

                        10.7.  Restriction on Fundamental Changes.
                      Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to merge with another Person so long as the Borrower is the surviving Person following such merger.

                        10.8.  Margin Regulations; Securities Laws.
                      Neither the Borrower nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

                        10.9. ERISA. The Borrower shall not and shall not permit any of its Subsidiaries or ERISA
                      Affiliates to:

                              10.9.1. engage in any prohibited transaction described in
     Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                              10.9.2.   permit to exist any accumulated funding
                               deficiency (as
     defined in Sections 302 of ERISA and 412 of the Internal Revenue
     Code), with respect to any Plan, whether or not waived;

                              10.9.3.   fail to pay timely required
                              contributions or annual
     installments due with respect to any waived funding deficiency to any Plan;

                              10.9.4. terminate any Plan which would result in any liability of
     Borrower or any ERISA Affiliate under Title IV of ERISA;

                              10.9.5.   fail to make any contribution or
                              payment to any
     Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                              10.9.6.   fail to pay any required installment
                               or any other payment
     required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                              10.9.7. amend a Plan resulting in an increase in current
     liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under
     Section 401(a)(29) of the Internal Revenue Code.

                        10.10. Organizational Documents. Neither the General Partners, the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower or any such Subsidiary, provided that the Borrower shall have provided the Payment and Disbursement Agent with sixty (60) days prior written notice of any such name change, or (b) changes that would not affect such Organizational Documents in any material manner not otherwise permitted under this Agreement.

                        10.11. Fiscal Year. Neither the Company, the Borrower nor any of its Consolidated Businesses shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

                        10.12.  Other Financial Covenants.

                                   10.12.1.  Minimum Combined Equity
                              Value. The Combined Equity Value shall at no time be less than $4,500,000,000.

                                   10.12.2.  Consolidated Interest
                              Coverage Ratio.  As of the first day of
                              each fiscal quarter for the immediately
                              preceding consecutive four fiscal
                              quarters, the ratio of (i) Combined EBITDA to (ii) Combined Interest Expense shall not be less than 1.8 to 1.0.

                                   10.12.3.  Minimum Debt Service
                              Coverage Ratio.  As of the first day of
                              each fiscal quarter for the immediately
                              preceding consecutive four fiscal
                              quarters, the ratio of Combined EBITDA to Combined Debt Service shall not be less than 1.60 to 1.00.

                                   10.12.4.  Minimum Debt Yield.  As of
                              the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio (expressed as a percentage) (the "Debt Yield") of (1) Combined EBITDA to (2) Total Adjusted Outstanding Indebtedness (less unrestricted Cash and Cash Equivalents of the Borrower) shall not be less than 13.5%.

                                   10.12.5.  Unencumbered Combined
                              EBITDA to Total Unsecured Outstanding
                              Indebtedness. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio (expressed as a percentage) (the "Unsecured Debt Yield") of (i) the Unencumbered Combined EBITDA to
                              (ii) Total Unsecured Outstanding
                              Indebtedness (less unrestricted Cash and
                              Cash Equivalents of the Borrower) shall
                              not be less than 11%.

                                   10.12.6.  Unencumbered Combined
                              EBITDA to Unsecured Interest Expense. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of (i) the Unencumbered Combined EBITDA to (ii) Unsecured Interest Expense shall not be less than 1.5 to 1.0.

                        10.13. Pro Forma Adjustments. In connection with an acquisition of a Project, a Property, or a portfolio of Projects or Properties, by any of the Consolidated Businesses or any Minority Holding (whether such acquisition is direct or through the acquisition of a Person which owns such Property), the financial covenants contained in this Agreement shall be calculated as follows on a pro forma basis (with respect to the pro rata share of the Borrower in the case of an acquisition by a Minority Holding), which pro forma calculation shall be effective until the last day of the fourth fiscal quarter following such acquisition (or such earlier test period, as applicable), at which time actual performance shall be utilized for such calculations.

                                   10.13.1.  Annual EBITDA.  Annual
                              EBITDA for the acquired Property shall be deemed to be an amount equal to (i) the net purchase price of the acquired Property (or the Borrower's pro rata share of such net purchase price in the event of an acquisition by a Minority Holding) for the first fiscal quarter following such acquisition, multiplied by 8.25% and (ii) for the succeeding three fiscal quarters, Annual EBITDA shall be deemed the greater of (A) the net purchase price multiplied by 8.25%, or (B) the actual EBITDA from such acquired Property during the period following Borrower's (direct or indirect) acquisition, computed on an annualized basis, provided that such annualized EBITDA shall in no event exceed the final product obtained after multiplying (1) the net purchase price by (2) 1.1, and then by
                              (3) 8.25%.

                                   10.13.2.  Combined EBITDA.  The pro
                              forma calculation of Annual EBITDA for the acquired Property shall be added to the calculation of Combined EBITDA.

                                   10.13.3.  Unencumbered Combined
                              EBITDA. If, after giving effect to the
                              acquisition, the acquired Property will
                              not be encumbered by Secured Indebtedness, then the pro forma Annual EBITDA for the acquired Property shall be added to the calculation of Unencumbered Combined EBITDA.

                                   10.13.4.  Secured Indebtedness. Any
                              Indebtedness secured by a Lien incurred
                              and/or assumed in connection with such
                              acquisition of a Property shall be added to the calculation of Secured
                              Indebtedness.

                                   10.13.5.  Total Adjusted Outstanding
                              Indebtedness. Any Indebtedness incurred
                              and/or assumed in connection with such
                              acquisition shall be added to the
                              calculation of Total Adjusted Outstanding
                              Indebtedness.

                                   10.13.6.  Combined Interest Expense.
                              If any Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Combined Interest Expense.

                                   10.13.7.  Total Unsecured Outstanding
                              Indebtedness. Any Indebtedness which is not secured by a Lien and which is incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Unsecured Outstanding Indebtedness.

                                   10.13.8.  Unsecured Interest Expense.
                              If any unsecured Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Unsecured Interest Expense.

                                   10.13.9.  Debt Yield and Unencumbered
                              Debt Yield.  For purposes of calculating
                              Debt Yield and Unencumbered Debt Yield
                              only, non-recourse Indebtedness and
                              completion guarantees incurred for the
                              construction of new Projects shall, until such time as the interest expense associated with such financing need no longer be capitalized in accordance with GAAP, be excluded from the calculation of Total Adjusted Outstanding Indebtedness (provided that recourse Indebtedness and repayment guarantees shall be included in such calculation).


                               ARTICLE 11.
                 EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                        11.1.  Events of Default.  Each of the
                      following occurrences shall constitute an Event of Default under this Agreement:

                                   11.1.1.   Failure to Make Payments
                              When Due.  The Borrower shall fail to pay
                              (i) when due any principal payment on the Obligations which is due on the Revolving Credit Termination Date or pursuant to the terms of Section 2.1(a), Section 2.2,
                              Section 2.4, or Section 4.1(d) or (ii)
                              within five Business Days after the date on which due, any interest payment on the Obligations or any principal payment pursuant to the terms of Section 4.1(a) or
                              (iii) when due, any principal payment on the Obligations not referenced in clauses
                              (i) or (ii) hereinabove.

                                   11.1.2.   Breach of Certain
                              Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 8.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, or Article X.

                                   11.1.3.   Breach of Representation or
                              Warranty. Any representation or warranty made by the Borrower to the Payment and Disbursement Agent, any Arranger or any other Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

                                   11.1.4.   Other Defaults.  Except as
                              set forth in the next sentence, the
                              Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for twenty (20) days after receipt of written notice from the Payment and Disbursement Agent thereof. With respect to any failure in the performance of or compliance with the terms of Section 9.9, such failure or noncompliance shall not constitute an Event of Default so long as the Borrower cures such failure or noncompliance within one hundred eighty
                              (180) days after the receipt of written
                              notice from the Payment and Disbursement
                              Agent thereof.

                                   11.1.5.   Acceleration of Other
                              Indebtedness.  Any breach, default or
                              event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations) of the Borrower or its Subsidiaries aggregating $30,000,000 or more, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

                                   11.1.6.   Involuntary Bankruptcy;
                              Appointment of Receiver, Etc.

               11.1.6.0.1. An involuntary case shall be commenced against any General Partner, the Borrower, or any of its Subsidiaries to which $150,000,000 or more of the Combined Equity Value is attributable, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any General Partner, the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of any General Partner or Limited Partners of the Borrower or the board of directors or partners of any of the Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

               11.1.6.0.2. A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of the General Partners, the Borrower, or any of its Subsidiaries to which $150,000,000 or more of the Combined Equity Value is attributable, or over all or a substantial part of the Property of any of the General Partners, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of any of the General Partners, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of any of the General Partners, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any of the General Partners, the Borrower or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of the General Partners or Limited Partners of the Borrower or the board of directors or partners of any of Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                                   11.1.7.   Voluntary Bankruptcy;
                              Appointment of Receiver, Etc.  Any of the
                              General Partners, the Borrower, or any of its Subsidiaries to which $150,000,000 or more of the Combined Equity Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any of the General Partners, the Borrower or any of such Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

                                   11.1.8.   Judgments and Unpermitted
                              Liens.

                    11.1.8.0.1. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $15,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty
     (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $30,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness), the entry thereof shall immediately constitute an Event of Default hereunder.

                    11.1.8.0.2. A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Payment and Disbursement Agent within fifty (50) days after the filing thereof or the date upon which the Payment and Disbursement Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the Environmental Lien Claims described in clause (iii) below, equals or exceeds $15,000,000.

                    11.1.8.0.3. An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the tax Liens described in clause (ii) above, equals or exceeds $15,000,000.

                                   11.1.9.   Dissolution.  Any order,
                              judgment or decree shall be entered
                              against the Borrower decreeing its
                              involuntary dissolution or split up; or
                              the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

                                   11.1.10.  Loan Documents.  At any
                              time, for any reason, any Loan Document
                              ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder.

                                   11.1.11.  ERISA Termination Event.
                              Any ERISA Termination Event occurs which the Payment and Disbursement Agent believes could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

                                   11.1.12.  Waiver Application.  The
                              plan administrator of any Plan applies
                              under Section 412(d) of the Code for a
                              waiver of the minimum funding standards of
                              Section 412(a) of the Internal Revenue
                              Code and the Payment and Disbursement
                              Agent believes that the substantial
                              business hardship upon which the
                              application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

                                   11.1.13.  Intentionally Omitted.

                                   11.1.14.  Certain Defaults Pertaining
                              to the General Partners.  The Company
                              shall fail to (i) maintain its status as a REIT for federal income tax purposes, (ii) continue as a general partner of the Borrower, (iii) maintain ownership of no less than 99% of the equity Securities of SD (or any other General Partner of the Borrower), (iv) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, (v) remain listed on the New York Stock Exchange or other national stock exchange, or (vi) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

                                   11.1.15.  Merger or Liquidation of
                              the General Partners or the Borrower.  Any
                              General Partner shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) such General Partner is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 15.7.

                        11.2.  Rights and Remedies.

                                   11.2.1.   Acceleration and
                              Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g), the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Payment and Disbursement Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Revolving Credit Commitments are terminated, whereupon the Revolving Credit Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

                                   11.2.2.   Rescission.  If at any time
                              after termination of the Revolving Credit
                              Commitments and/or acceleration of the
                              maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
                              Section 15.7, then upon the written
                              consent of the Requisite Lenders and
                              written notice to the Borrower, the
                              termination of the Revolving Credit
                              Commitments and/or the acceleration and
                              their consequences may be rescinded and
                              annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   11.2.3.   Enforcement.  The Borrower
                              acknowledges that in the event the
                              Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Payment and Disbursement Agent, the Arrangers and the other Lenders; therefore, the Borrower agrees that the Payment and Disbursement Agent, the Arrangers and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


                               ARTICLE 12.
                               THE AGENTS

                                   12.0.1.  Appointment.  12.0.1.  Each
                              Lender hereby designates and appoints UBS as the Payment and Disbursement Agent, the Arrangers as the Arrangers, the Co-Arrangers as the Co-Arrangers and the Co-Agents as the Co-Agents of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers and the Co-Agents to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Payment and Disbursement Agent, the Arrangers and the Co-Agents each agree to act as such on the express conditions contained in this
                              Article XII.  The Payment and Disbursement
                              Agent shall administer this Agreement and service the Loans with the same degree of care as the Payment and Disbursement Agent would use in servicing a loan of similar size and type for its own account.

                                   12.0.2.   The provisions of this
                              Article XII are solely for the benefit of the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the Co-Agents and the other Lenders, and neither the Borrower, the General Partners nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing their respective functions and duties under this Agreement, the Payment and Disbursement Agent, each Arranger, each Co-Arranger and each Co-Agent shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any General Partner, the Borrower or any Subsidiary of the Borrower. The Payment and Disbursement Agent, each Arranger, each Co-Arranger and each Co-Agent may perform any of their respective duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

                        12.1.  Nature of Duties.  The Payment and
                      Disbursement Agent, the Arrangers, the Co-
                      Arrangers and the Co-Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers and the Co-Agents shall be mechanical and administrative in nature. None of the Payment and Disbursement Agent, any Arranger, any Co-Arranger or any Co-Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Payment and Disbursement Agent or any Arranger, Co-Arranger or Co-Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Payment and Disbursement Agent and each Arranger, Co-Arranger and Co-Agent each hereby agrees that its duties shall include providing copies of documents received by such Agent from the Borrower which are reasonably requested by any Lender and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder. In addition, the Payment and Disbursement Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices (including, without limitation, requests for waivers or modifications) sent or received.

                        12.2.  Right to Request Instructions.  The
                      Payment and Disbursement Agent and each Arranger, Co-Arranger and Co-Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Holder shall have any right of action whatsoever against the Payment and Disbursement Agent or any Arranger, Co-Arranger or Co-Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

                        12.3. Reliance. The Payment and Disbursement Agent and each Arranger, Co-Arranger and Co-Agent shall each be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

                        12.4. Indemnification. To the extent that the Payment and Disbursement Agent or any Arranger, Co-Arranger or Co-Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent solely in its capacity as such Agent and not as a Lender for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share, unless and to the extent that any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements shall arise as a result of such Agent's gross negligence or willful misconduct. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

                        12.5.  Agents Individually.  With respect to
                      their respective Pro Rata Share of the Revolving Credit Commitments hereunder, if any, and the Loans made by them, if any, the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers and the Co-Agents shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Payment and Disbursement Agent, each Arranger, each Co-Arranger and each other Co-Agent in its respective individual capacity as a Lender or as one of the Requisite Lenders. The Payment and Disbursement Agent and each other Arranger, Co-Arranger and Co-Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if they were not acting as the Payment and Disbursement Agent, the Arrangers, Co-Arrangers, and Co-Agents pursuant hereto.

                        12.6.  Successor Agents.

                                   12.6.1.   Resignation and Removal.
                              Any Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. Any Agent may be removed
                              (i) at the direction of Lenders whose Pro
                              Rata Shares, in the aggregate, are greater than fifty percent (50%), in the event the Agent is not also a Lender having a Revolving Credit Commitment of at least $20,000,000 or six percent (6%) of the Revolving Credit Commitments at such time or (ii) at the direction of the Requisite Lenders, in the event such Agent shall commit gross negligence or willful misconduct in the performance of its duties hereunder. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 12.7.

                                   12.6.2.   Appointment by Requisite
                              Lenders.  Upon any such resignation or
                              removal becoming effective, (i) if an
                              Arranger, Co-Arranger or Co-Agent shall
                              then be acting with respect to this
                              Agreement, such Arranger, Co-Arranger or
                              Co-Agent shall become the Payment and
                              Disbursement Agent or (ii) if no Arranger,
                              Co-Arranger or Co-Agent shall then be
                              acting with respect to this Agreement, the Lenders shall have the right to appoint a successor Payment and Disbursement Agent selected from among the Lenders.

                                   12.6.3.   Appointment by Retiring
                              Agent.  If a successor Payment and
                              Disbursement Agent shall not have been
                              appointed within the thirty (30) Business
                              Day or shorter period provided in
                              paragraph (a) of this Section 12.7, the
                              retiring Agent shall then appoint a
                              successor Agent who shall serve as Payment and Disbursement Agent until such time, if any, as the Lenders appoint a successor Agent as provided above.

                                   12.6.4.   Rights of the Successor and
                              Retiring Agents. Upon the acceptance of any appointment as Payment and Disbursement Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                        12.7.  Relations Among the Lenders.  Each
                      Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Revolving Credit Commitment except in accordance with Section 11.2(a).


                               ARTICLE 13.
                            YIELD PROTECTION

                        13.1.  Taxes.

                                   13.1.1.   Payment of Taxes.  Any and
                              all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, (x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

                                   13.1.2.   Indemnification.  The
                              Borrower will indemnify each Lender
                              against, and reimburse each Lender on
                              demand for, the full amount of all Taxes
                              (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender or any of its Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable.
                              A certificate as to any additional amount payable to any Person under this Section
                              13.1 submitted by it to the Borrower
                              shall, absent manifest error, be final,
                              conclusive and binding upon all parties
                              hereto.  Each Lender agrees, within a
                              reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Payment and Disbursement Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 13.1 in respect of any payments under this Agreement or under the Notes.

                                   13.1.3.   Receipts.  Within thirty
                              (30) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Payment and Disbursement Agent, at its address referred to in
                              Section 15.8, the original or a certified copy of a receipt evidencing payment thereof.

               13.1.3.0.1. Foreign Bank Certifications. 13.1.3.0.1. Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Payment and Disbursement Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to
     Section 15.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or
     (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

               13.1.3.0.2. Each Lender further agrees to deliver to the Borrower and the Payment and Disbursement Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Payment and Disbursement Agent pursuant to this Section 13.1(d). Each certificate required to be delivered pursuant to this Section 13.1(d)(ii) shall certify as to one of the following:

          13.1.3.0.2.1. that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

          13.1.3.0.2.2. that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to
     Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

          13.1.3.0.2.3. that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each Lender agrees to deliver to the Borrower and the Payment and Disbursement Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Payment and Disbursement Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

                        13.2.  Increased Capital.  If after the date
                      hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Lender of, or the existence of any Lender's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Payment and Disbursement Agent), the Borrower shall immediately pay to the Payment and Disbursement Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

                        13.3. Changes; Legal Restrictions. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

                              13.3.1.  does or will subject a Lender (or its
                               Applicable Lending
     Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Revolving Credit Commitments of the Lenders to make
     Eurodollar Rate Loans or IBOR Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans, IBOR Rate Loans, Letters of Credit or Money Market Loans; or

                              13.3.2. does or will impose, modify, or hold applicable, in the determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Revolving Credit Commitment or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Payment and Disbursement Agent), the Borrower shall immediately pay to the Payment and Disbursement Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

                        13.4. Replacement of Certain Lenders. In the event a Lender (a "Designee Lender") shall have requested additional compensation from the Borrower under Section 13.2 or under Section 13.3, the Borrower may, at its sole election, (a) make written demand on such Designee Lender (with a copy to the Payment and Disbursement Agent) for the Designee Lender to assign, and such Designee Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Payment and Disbursement Agent shall have identified for such purpose, all of such Designee Lender's right and obligations under this Agreement and the Notes (including, without limitation, its Revolving Credit Commitment, all Loans owing to it, and all of its participation interests in Letters of Credit) in accordance with Section 15.1 or (b) repay all Loans owing to the Designee Lender together with interest accrued with respect thereto to the date of such repayment and all fees and other charges accrued or payable under the terms of this Agreement for the benefit of the Designee Lender to the date of such repayment and remit to the Payment and Disbursement Agent to be held as cash collateral an amount equal to the participation interest of the Designee Lender in Letters of Credit. Any such repayment and remittance shall be for the sole credit of the Designee Lender and not for any other Lender. Upon delivery of such repayment and remittance in immediately available funds as aforesaid, the Designee Lender shall cease to be a Lender under this Agreement. All expenses incurred by the Payment and Disbursement Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this
                      Section 13.4 affect its obligation to pay the additional compensation required under either
                      Section 13.2 or Section 13.3.


                               ARTICLE 14.
                          INTENTIONALLY OMITTED


                               ARTICLE 15.
                              MISCELLANEOUS

                        15.1.  Assignments and Participations.

                                   15.1.1.   Assignments.  No
                              assignments or participations of any
                              Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 15.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans and the Letters of Credit) in accordance with the provisions of this Section 15.1.

                                   15.1.2.   Limitations on Assignments.
                              For so long as no Event of Default has
                              occurred and is continuing, each
                              assignment shall be subject to the
                              following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement and, in the case of a partial assignment, shall be in a minimum principal amount of $15,000,000, (ii) each such assignment shall be to an Eligible Assignee, (iii) the parties to each such assignment shall execute and deliver to the Payment and Disbursement Agent, for its acceptance and recording in the Register, an Assignment and Acceptance,
                              (iv) each Arranger shall maintain a
                              minimum Revolving Credit Commitment in an amount greater than the Revolving Credit Commitment of any other Lender (other than the other Arrangers) or an amount sufficient to maintain such Arranger's Pro Rata Share as of the Closing Date, whichever is less, and (v) each Co-Agent shall maintain a minimum Revolving Credit Commitment in an amount greater than the Revolving Credit Commitment of any other Lender (other than the other Co-Agents and the Arrangers) or an amount sufficient to maintain such Co-Agent's Pro Rata Share as of the Closing Date, whichever is less. Upon the occurrence and continuance of an Event of Default, none of the foregoing restrictions on assignments shall apply. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Payment and Disbursement Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

                                   15.1.3.   The Register.  The Payment
                              and Disbursement Agent shall maintain at its address referred to in Section 15.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment of, and the principal amount of the Loans under the Revolving Credit Commitments owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Payment and Disbursement Agent and the other Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                                   15.1.4.   Fee.  Upon its receipt of
                              an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Payment and Disbursement Agent), the Payment and Disbursement Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

                                   15.1.5.   Participations.  Each
                              Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Revolving Credit Commitment hereunder and the Committed Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Payment and Disbursement Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $10,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Revolving Credit Commitment of the Lender from whom such participant purchased a participation,
                              (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof),
                              (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations. Participations by a Person in a Money Market Loan of any Lender shall not be deemed "participations" for purposes of this Section 15.1(e) and shall not be subject to the restrictions on "participations" contained herein.

                                   15.1.6. Any Lender (each, a
                              "Designating Lender") may at any time
                              designate one Designated Bank to fund
                              Money Market Loans on behalf of such
                              Designating Lender subject to the terms of this Section 15.1(f) and the provisions in
                              Section 15.1 (b) and (e) shall not apply to such designation. No Lender may designate more than one (1) Designated Bank. The parties to each such designation shall execute and deliver to the Payment and Disbursement Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Payment and Disbursement Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Money Market Loans on behalf of its Designating Lender pursuant to
                              Section 2.2 after the Borrower has
                              accepted a Money Market Loan (or portion thereof) of the Designating Lender, and
                              (iii) the Designated Bank shall not be
                              required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Borrower, the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the Co-Agents and the other Lenders for each and every of the obligations of the Designating Lender and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations under Section 12.5 hereof and any sums otherwise payable to the Borrower by the Designated Bank. Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank: (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank.
                              The Borrower, the Payment and Disbursement
                              Agent, the Arrangers, the Co-Arrangers, Co-
                              Agents and Lenders may rely thereon
                              without any requirement that the
                              Designated Bank sign or acknowledge the
                              same.  No Designated Bank may assign or
                              transfer all or any portion of its
                              interest hereunder or under any other Loan
                              Document, other than assignments to the
                              Designating Lender which originally
                              designated such Designated Bank or
                              otherwise in accordance with the
                              provisions of Section 15.1 (b) and (e).

                                   15.1.7.   Information Regarding the
                              Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Payment and Disbursement Agent or by or on behalf of the Borrower; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree, in writing, to preserve in accordance with
                              Section 15.20 the confidentiality of any confidential information described therein.

                                   15.1.8.  SPC Assignment.
                              Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified in writing from time to time by the Granting Lender to the Payment and Disbursement Agent, the option to purchase from the Granting Lender all or any part of any Loan that such Granting Lender would otherwise be obligated to make as provided herein, provided that (i) nothing herein shall constitute a commitment to purchase any Loan by any SPC, and (ii) if a SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by a SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Loans of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States. Notwithstanding anything to the contrary contained in this Agreement, the Granting Lender may disclose to a SPC and any SPC may disclose to any Rating Agency or provider of any surety or guarantee to such SPC any information relating to the SPC's funding of Loans, all on a confidential basis. This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by a SPC at the time of such amendment.

                                   15.1.9.   Payment to Participants.
                              Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                                   15.1.10.  Lenders' Creation of
                              Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation,
                              Obligations owing to it and any Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

                        15.2.  Expenses.

                                   15.2.1.   Generally.  The Borrower
                              agrees upon demand to pay or reimburse the Payment and Disbursement Agent and each Arranger for all of their respective reasonable external audit and investigation expenses, and for the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP (but not of other legal counsel) and for all other out-of-pocket costs and expenses of every type and nature incurred by the Payment and Disbursement Agent or each Arranger in connection with (i) the audit and investigation of the Consolidated Businesses, the Projects and other Properties of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder;
                              (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Payment and Disbursement Agent's rights and responsibilities under this Agreement and the other Loan Documents; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Project, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Payment and Disbursement Agent or any other Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, a Project, the Borrower, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                                   15.2.2.   After Default.  The
                              Borrower further agrees to pay or
                              reimburse the Payment and Disbursement
                              Agent, the Arrangers, the Co-Arrangers,
                              the Co-Agents and each of the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by such entity after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                        15.3.  Indemnity.  The Borrower further agrees
                      (a) to defend, protect, indemnify, and hold harmless the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the Co-Agents and each and all of the other Lenders and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Revolving Credit Commitments, the Revolving Credit Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

                        15.4. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by any General Partner or the Borrower, as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Payment and Disbursement Agent and the Borrower, to so reflect such change in accounting principles.

                        15.5.  Setoff.  In addition to any Liens
                      granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender or any of its Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not
                      (i) such Lender shall have made any demand hereunder or (ii) the Payment and Disbursement Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower now or hereafter maintained with such Lender or any Affiliate.

                        15.6.  Ratable Sharing.  The Lenders agree
                      among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the repayment of Money Market Loans to a particular Money Market Lender and the fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article
                      XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the repayment of Money Market Loans to a particular Money Market Lender and the fees described in Sections 3.1(g), 5.2(f), and 5.3 and
                      Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 15.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 15.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                        15.7.  Amendments and Waivers.

                                   15.7.1.   General Provisions.  Unless
                              otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, however, that the Borrower's agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the other Co-Agents or the other Lenders in Section 15.7(b), 15.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Bank affected thereby, (a) subject such Designated Bank to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Bank Note made payable to such Designated Bank, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to the Designated Bank Note made payable to the Designated Bank.

                                   15.7.2.   Amendments, Consents and
                              Waivers by Affected Lenders. Any
                              amendment, modification, termination,
                              waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

     15.7.2.0.1. waiver of any of the conditions specified in Sections
     6.1 and 6.2 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

     15.7.2.0.2. increase in the amount of such Lender's Revolving Credit Commitment,

     15.7.2.0.3. reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

     15.7.2.0.4. postponement or extension of any date (other than the Revolving Credit Termination Date postponement or extension of which is governed by Section 15.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)).

                                   15.7.3.   Amendments, Consents and
                              Waivers by All Lenders.  Any amendment,
                              modification, termination, waiver or
                              consent with respect to any of the
                              following provisions of this Agreement
                              shall be effective only by a written
                              agreement, signed by each Lender:

     15.7.3.0.1. postponement of the Revolving Credit Termination Date, or increase in the Maximum Revolving Credit Amount to any amount in excess of $1,250,000,000,

     15.7.3.0.2. change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

     15.7.3.0.3.  amendment of Section 15.6 or this Section 15.7,

     15.7.3.0.4. assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower, and

     15.7.3.0.5. waiver of any Event of Default described in Sections 11.1(a), (f), (g), (i), (n), and (o).

                                   15.7.4.   Payment and Disbursement
                              Agent Authority.  The Payment and
                              Disbursement Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 15.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Payment and Disbursement Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Payment and Disbursement Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty
                              (30) days after such Lender receives such request, then such Lender hereby irrevocably authorizes the Payment and Disbursement Agent to agree or disagree, in full or in part, and in the Payment and Disbursement Agent's sole discretion, to such requests on behalf of such Lender as such Lenders' attorney-in-fact and to execute and deliver any writing approved by the Payment and Disbursement Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

                        15.8. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a facsimile transmission. Notices to the Payment and Disbursement Agent pursuant to Articles II, IV or XII shall not be effective until received by the Payment and Disbursement Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15.8) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

                        15.9. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Payment and Disbursement Agent, any of the other Agents or any of the other Lenders may have come into possession or control of any Property of the Borrower or any of its Subsidiaries.
                        15.10.  Failure or Indulgence Not Waiver;
                      Remedies Cumulative. No failure or delay on the part of the Payment and Disbursement Agent, any other Lender or any other Agent in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

                        15.11. Marshalling; Payments Set Aside. None of the Payment and Disbursement Agent, any other Lender or any other Co-Agent shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Payment and Disbursement Agent, any Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                        15.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                        15.13.  Headings.  Section headings in this
                      Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

                        15.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK
                      WITHOUT REGARD TO ITS CONFLICT OF LAWS
                      PRINCIPLES.

                        15.15. Limitation of Liability. No claim may be made by any Lender, any Co-Agent, any Co-Arranger, any Arranger, the Payment and Disbursement Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, each Co-Agent, each Arranger, each Co-Arranger and the Payment and Disbursement Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                        15.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrower, or any interest therein, may not be assigned without the prior written consent of all Lenders, except in accordance with the provisions of Article XIV hereof.

                        15.17.  Certain Consents and Waivers of the
                      Borrower.

               15.17.0.0.1.   Personal Jurisdiction.  15.17.0.0.1. EACH
     OF THE LENDERS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

               15.17.0.0.2. THE BORROWER AGREES THAT THE PAYMENT AND DISBURSEMENT AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE PAYMENT AND DISBURSEMENT AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE PAYMENT AND DISBURSEMENT AGENT OR ANY OTHER LENDER. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE PAYMENT AND DISBURSEMENT AGENT, ANY LENDER OR ANY OTHER AGENT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PAYMENT AND DISBURSEMENT AGENT, ANY LENDER OR ANY SUCH OTHER AGENT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE PAYMENT AND DISBURSEMENT AGENT, ANY OTHER AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                                   15.17.1.  Service of Process.  THE
                              BORROWER IRREVOCABLY CONSENTS TO THE
                              SERVICE OF PROCESS OF ANY OF THE
                              AFOREMENTIONED COURTS IN ANY SUCH ACTION
                              OR PROCEEDING BY THE MAILING OF COPIES
                              THEREOF BY REGISTERED OR CERTIFIED MAIL,
                              POSTAGE PREPAID, TO THE PROCESS AGENT OR
                              THE BORROWER'S NOTICE ADDRESS SPECIFIED
                              BELOW, SUCH SERVICE TO BECOME EFFECTIVE
                              UPON RECEIPT.  THE BORROWER IRREVOCABLY
                              WAIVES ANY OBJECTION (INCLUDING, WITHOUT
                              LIMITATION, ANY OBJECTION OF THE LAYING OF
                              VENUE OR BASED ON THE GROUNDS OF FORUM NON
                              CONVENIENS) WHICH IT MAY NOW OR HEREAFTER
                              HAVE TO THE BRINGING OF ANY SUCH ACTION OR
                              PROCEEDING WITH RESPECT TO THIS AGREEMENT
                              OR ANY OTHER LOAN DOCUMENT IN ANY
                              JURISDICTION SET FORTH ABOVE.  NOTHING
                              HEREIN SHALL AFFECT THE RIGHT TO SERVE
                              PROCESS IN ANY OTHER MANNER PERMITTED BY
                              LAW OR SHALL LIMIT THE RIGHT OF THE
                              PAYMENT AND DISBURSEMENT AGENT OR THE
                              OTHER LENDERS TO BRING PROCEEDINGS AGAINST
                              THE BORROWER IN THE COURTS OF ANY OTHER
                              JURISDICTION.

                                   15.17.2.  WAIVER OF JURY TRIAL.  EACH
                              OF THE PAYMENT AND DISBURSEMENT AGENT AND
                              THE OTHER LENDERS AND THE BORROWER
                              IRREVOCABLY WAIVES TRIAL BY JURY IN ANY
                              ACTION OR PROCEEDING WITH RESPECT TO THIS
                              AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                        15.18.  Counterparts; Effectiveness;
                      Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. In the event the Lenders enter into any co-lender agreement with the Arrangers pertaining to the Lenders' respective rights with respect to voting on any matter referenced in this Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co-lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern. Notwithstanding the foregoing, any rights reserved to the Payment and Disbursement Agent or the Arrangers or the Co-Arrangers or the Co-Agents under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligation of the Borrower under the Loan Documents will not be varied.

                        15.19.  Limitation on Agreements.  All
                      agreements between the Borrower, the Payment and Disbursement Agent, each Arranger, each Co-Arranger, each Co-Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

                        15.20.  Confidentiality.  Subject to Section
                      15.1(g), the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement, and identified as such by the Borrower, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (provided that such Lender may share such information with its Affiliates in accordance with such Lender's customary procedures for handling confidential information of this nature and provided further that such Affiliate shall hold such information confidential) and in any event the Lenders may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 15.20. In no event shall any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender and the Borrower shall survive the execution of this Agreement.

                        15.21.  Disclaimers.  The Payment and
                      Disbursement Agent, the Arrangers, the Co-
                      Arrangers, the other Co-Agents and the other
                      Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the other Co-Agents and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. The Borrower is not and shall not be an agent of any of the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the other Co-Agents or the other Lenders for any purposes and none of the Lenders, the Co-Agents, the Arrangers the Co-Arrangers,, or the Payment and Disbursement Agent shall be deemed partners or joint venturers with Borrower or any of its Affiliates. None of the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the other Co-Agents or the other Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the other Co-Agents or the other Lenders and the Borrower agrees to hold the Payment and Disbursement Agent, the Arrangers, the Co-Arrangers, the other Co-Agents and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

                        15.22. No Bankruptcy Proceedings. Each of the Borrower, the Arrangers, the Co-Agents and the other Lenders hereby agrees that it will not institute against any Designated Bank or join any other Person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank and (ii) the Revolving Credit Termination Date.

                        15.23. Retained Properties. Notwithstanding anything contained in this Agreement to the contrary, the Company or any Subsidiary thereof will retain direct or indirect ownership of the Retained Properties, or, if the Company shall elect to sell or otherwise transfer any of the Retained Properties, it shall retain any and all proceeds received in connection therewith, and will not contribute any portion thereof to the Borrower or any other entity or distribute any portion thereof to any of its shareholders.

          15.24. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.
          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:           SIMON PROPERTY GROUP, L.P.,
                    a Delaware limited partnership

                                  By:        SIMON PROPERTY GROUP, INC.,
                         as Managing General Partner

                    By: _______________________
                          David Simon
                          Chief Executive Officer



                         Notice Address:

                         Merchants Plaza
                         P.O. Box 7033
                         Indianapolis, Indiana  46207
                         Attn: Mr. David Simon
                         Telecopy: (317) 263-7037
with a copy to:
                         Simon Property Group, L.P.
                         Merchants Plaza
                         P.O. Box 7033
                         Indianapolis, Indiana  46207
                         Attn: General Counsel
                         Telecopy: (317) 685-7221
PAYMENT AND DISBURSEMENT AGENT
                                  AND LEAD ARRANGER:
                                                                 UBS AG,
                              STAMFORD BRANCH

                              By:_
                              Name: Jeffrey W. Wald
                              Title:Executive Director


                              By:_____________________
                              Name:
                              Title:


                                                                Notice
                              Address, Domestic
                                                                Lending
                              Office and Eurodollar Lending Office:

                              UBS AG
                              299 Park Avenue
                              New York, New York 10171
                              Attn: Ms. Xiomara Martez
                              Telecopy: (212) 821-4138


Pro Rata Share:     6.12%

Revolving Credit Commitment: $76,500,000DOCUMENTATION AGENT
AND ARRANGER:              MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                              By:_____________________
                              Name:
                              Title:

                         Notice Address:


                         c/o J.P. Morgan Services Inc.
                         500 Stanton Christiana Road
                         Newark, Delaware 19713-2107
                         Attn: Mr. William Lamb
                         Telecopy:  (302) 634-1093

                         Domestic and Eurodollar
                         Lending Office:

                         c/o J.P. Morgan Services Inc.
                         500 Stanton Christiana Road
                         Newark, Delaware 19713-2107
                         Attn: Mr. William Lamb
                         Telecopy:  (302) 634-1093

Pro Rata Share:     6.12%

Revolving Credit Commitment: $76,500,000
SYNDICATION AGENT
AND LEAD ARRANGER:            THE CHASE MANHATTAN BANK

                           By:______________________
                           Name:
                           Title:

                                                      Notice Address,
                           Domestic and Eurodollar Lending Office:

                           The Chase Manhattan Bank
                           380 Madison Avenue, 10th floor
                           New York, New York 10017
                           Attention: Nancy Szatny
                           Telecopy: (212) 622-3395
                                                      Reference: Simon
                           Property Group, L.P. Loan # 564-4773

                           For Money Market Loans:

                           The Chase Manhattan Bank
                           270 Park Avenue, 6th floor
                           New York, New York 10017
                           Attention: Frank Angelico
                                       Albert Reynolds
                           Telecopy: (212) 834-6160
                                                     Reference: Simon
                           Property Group, L.P.

                           with copy of all Notices to:

                           The Chase Manhattan Bank
                           380 Madison Avenue, 10th floor
                           New York, New York  10017
                           Attention: Fran Nuchims
                           Telecopy:  (212) 270-3513
                           Reference:  Simon Property
                           Group, L.P. Loan # 564-4773

Pro Rata Share:     6.12%

Revolving Credit Commitment: $76,500,000
DOCUMENTATION AGENT
AND ARRANGER:              BANK OF AMERICA, NATIONAL ASSOCIATION


                         By:_____________________
                           Name:  Cynthia C. Sanford
                           Title: Senior Vice President

                         Notice Address; Domestic and
                           Eurodollar Lending Office:

                         Bank of America, N.A.
                         901 Main Street, 51st Floor
                         Dallas, TX 75202
                         Attn: Alison B. Connell
                         Telecopy: 214-209-1571



Pro Rata Share:     6.12%

Revolving Credit Commitment: $76,500,000
CO-ARRANGER:            DRESDNER BANK AG
                              NEW YORK AND GRAND CAYMAN BRANCHES

                           By:
                              Name:
                              Title:

                           By:
                              Name:
                              Title:

                         Notice Address and Domestic and Euro-
                         dollar Lending Office:
                                             Dresdner Bank AG, New York
                         and Grand Cayman Branches
                         75 Wall Street, 33rd Floor
                         New York, New York 10005
                         Attn: Mr. Thomas Nadramia
                         Telecopy: (212) 429-2130
                         Reference:  Simon Property Group

With copy to:            Dresdner Bank AG, Chicago Branch
                         190 South LaSalle Street
                         Suite 2700
                         Chicago, Illinois  60603
                         Attn:  Mr. James Blessing
                         Telecopy: (312) 444-1305
                         Reference: Simon Property Group

                         Borrowing and other administrative
                         and operational notices:
                         Dresdner Bank AG
                         75 Wall Street, 33rd Floor
                         New York, New York 10005
                         Attn: Mr. Robert Reddington
                         Telecopy: (212) 429-2130
                         Reference: Simon Property Group


Pro Rata Share:     6.12%
Revolving Credit Commitment: $76,500,000
CO-ARRANGER:THE FIRST NATIONAL BANK OF CHICAGO


                           By:_____________________
                           Name:  Lynn Braun
                           Title: Corporate Banker

                                             Notice Address:

                           The First National
                              Bank of Chicago
                           One First National Plaza
                           Suite 0151
                           Chicago, Illinois 60670
                           Attention: Lynn Braun
                           Telecopy: (312) 732-1117
                           Reference: Simon Property Group


                             Domestic Lending Office and Eurodollar
                           Lending Office or
                           Eurodollar Affiliate:

                           The First National
                               Bank of Chicago
                           One First National Plaza
                           Suite 0318
                           Chicago, Illinois 60670
                           Attention: Maria Torres
                           Telecopy: (312) 732-1582
                           Reference: Simon Property Group


Pro Rata Share:     6.12%

Revolving Credit Commitment: $76,500,000
SENIOR MANAGING AGENT:            CITICORP REAL ESTATE, INC.

                         By:_______________________
                         Name:  Mark Brown
                         Title: Vice President

                                  Notice Address:

                         Citicorp Real Estate, Inc.
                         599 Lexington Avenue
                         20th Floor/Zone 6
                         New York, NY 10043
                         Attn: Mark Brown
                         Telecopy: 212-793-6314

                         Domestic Lending Office, Eurodollar
                         Lending Office or
                         Eurodollar Affiliate:

                                             Citicorp Real Estate, Inc.
                         599 Lexington Avenue
                         20th Floor/Zone 6
                         New York, NY 10043
                         Attn: Mark Brown
                         Telecopy: 212-793-6314

                         And to:

                         Citicorp Real Estate, Inc.
                         599 Lexington Avenue
                         25th Floor/Zone 10
                         New York, NY 10043
                         Attn: Michael Broido, Esq.
                               General Counsel
                         Telecopy:



Pro Rata Share:     4.4%

Revolving Credit Commitment: $55,000,000
SENIOR MANAGING AGENT:   BAYERISCHE HYPO- UND VEREINSBANK AG, ACTING
                         THROUGH ITS NEW YORK BRANCH


                         By:_______________________
                         Name:
                         Title:


                         By:_______________________
                         Name:
                         Title:

                         Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                                             BAYERISCHE HYPO-VEREINSBANK
                         AG NEW YORK BRANCH
                         150 East 42nd Street
                         New York, New York 10017-4679
                         Attn:    Larney Bisbano
                                  Director
                         Telecopy:  212-672-5527

                         and to:

                         Attn:    Mr. Stephen Altman
                              Managing Director
                         Telecopy:  212-672-5583





Pro Rata Share:     4.4%

Revolving Credit Commitment: $55,000,000

                         SENIOR MANAGING AGENT:
                         COMMERZBANK AG, NEW YORK BRANCH

                         By:_______________________
                         Name:
                         Title:


                         By:_______________________
                         Name:
                         Title:


                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         Commerzbank AG
                         2 World Financial Center
                         New York, New York 10281
                         Attn:  Mr. Doug Traynor
                         Telecopy:  212-266-7565



Pro Rata Share:     4.4%

Revolving Credit Commitment: $55,000,000
SENIOR MANAGING AGENT:   FLEET NATIONAL BANK


                         By:_______________________
                                                           Name:
                                  Margaret A. Mulcahy
                         Title: Senior Vice President



                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         Fleet Bank
                         75 State Street
                         Mail Stop: MA/BO/F11A
                         Boston, Massachusetts 02109
                         Attn: Lillian Munoz
                         Telecopy: 617-346-3220

                          and to:

                         Attn: Margaret Mulcahy
                         Telecopy:  617-364-3220



Pro Rata Share:    4.4%

Revolving Credit Commitment: $55,000,000


MANAGING AGENT:          NATIONAL CITY BANK OF INDIANA


                         By:_______________________
                         Name:
                         Title:

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar lending Office:

                         National City Bank of Indiana
                         101 West Washington Street
                         Indianapolis, Indiana 46255
                         Attn:    Kim Kord
                         Telecopy:  317-267-6249

                         and to:

                         Attn:  Donna Huebner
                         Telecopy: 317-267-6249


Pro Rata Share:     2.8%

Revolving Credit Commitment: $35,000,000
MANAGING AGENT:          PNC BANK, NATIONAL ASSOCIATION


                         By:_______________________
                         Name:  Terri Wyda
                         Title: Vice President

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         One PNC Plaza
                         P1-POPP-19-2
                         249 Fifth Avenue
                         Pittsburgh, Pennsylvania
                                             15222-2707
                         Attn:  Jay Baker
                           Telecopy: 412-762-6500

                         and to:

                         Attn: Matthew L. Koval
                                Loan Administrator
                         Telecopy: 412-768-5754



Pro Rata Share:     3.2%

Revolving Credit Commitment: $40,000,000
MANAGING AGENT:          KEYBANK, NATIONAL ASSOCIATION


                         By:_______________________
                         Name: Dan Heberle
                         Title:Vice President

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         KeyBank
                         127 Public Square, 6th floor
                         Cleveland, Ohio 44114-1306
                         Attn: Dan Heberle
                         Telecopy:  216-689-4997

                                                           and to:

                         Attn: Mr. Matt Shmelter
                         Telecopy: 216-689-3566


Pro Rata Share:     3.2%

Revolving Credit Commitment: $40,000,000

MANAGING AGENT:          U.S. BANK NATIONAL ASSOCIATION
                         (formerly known as First Bank)


                         By:_______________________
                                                           Name:
                                  Elliott Quigley
                                                           Title:
                                  Vice President

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         U.S. Bank National Association
                         111 East Wacker Drive
                         Suite 3000
                         Chicago, IL 60601

                         Attn:  Elliott Quigley
                         Telecopy: 312-228-9402

                         And to:

                         Attn:  Paul Castino
                         Telecopy:  312-228-9402



Pro Rata Share:    3.2%

Revolving Credit Commitment: $40,000,000
MANAGING AGENT:          GUARANTY FEDERAL BANK, F.S.B.


                         By:_______________________
                         Name: Richard Thompson
                         Title: Senior Vice President

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         Guaranty Federal Bank
                         8333 Douglas Avenue
                         Dallas, Texas 75225
                         Attn:  Ms. Lesa Balsley
                         Telecopy:  214-360-1661

                         and to:

                         Attn: Clint Nanny
                         Telecopy: 214-360-5109



Pro Rata Share:  3.2%
Revolving Credit Commitment: $40,000,000


                         MANAGING AGENT:            KBC BANK N.V.


                         By:_______________________
                         Name:
                         Title:


                         By:_______________________
                         Name:
                         Title:

                                  Notice Address and Domestic
                         Lending Office:
                                             KBC Bank N.V., New York
                         Branch
                         125 West 55th Street
                         New York, New York 10019
                         Attn:    Francis X. Payne
                         Telecopy: 212-541-0793
                         and to:

                         Attn: Lynda Resuma
                                  Telecopy: 212-956-5580

                         Eurodollar Lending Office or
                         Eurodollar Affiliate:
                                             KBC Bank N.V., Grand Cayman
                         Branch
                         125 West 55th Street
                         New York, New York 10019
                         Attn:    Francis X. Payne     Telecopy: 212-541-
0793

                         and to:

                         Attn: Lynda Resuma
                         Telecopy: 212-956-5580


Pro Rata Share:     2.8%

Revolving Credit Commitment: $35,000,000
MANAGING AGENT:            BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH


                         By:_______________________
                         Name:
                         Title:


                         By:_______________________
                         Name:
                         Title:

                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         Bayerische Landesbank
                         560 Lexington Avenue
                         New York, New York 10022
                                                 Attn:     John Wain
                         Telecopy: 212-310-9868

                         and to:

                                                           Attn:
                                  Patricia Sanchez
                         Telecopy: 212-310-9930




Pro Rata Share:     2.8%

Revolving Credit Commitment: $35,000,000
CO-AGENT:                         BANK OF MONTREAL


                         By:_______________________
                         Name: Lynn A. Durning
                         Title:Portfolio Manager


                                  Notice Address and Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         Bank of Montreal
                         115 South LaSalle Street
                         Chicago, Illinois 60603
                         Attn: Anita Blake
                         Telecopy: 312-750-6061

Pro Rata Share:     2.4

Revolving Credit Commitment: $30,000,000
                         CO-AGENT:LANDESBANK HESSEN-THURINGEN
                         GIRONZENTRALE, NEW YORK BRANCH


                         By:_______________________
                         Name:
                         Title:

                         By:_______________________
                         Name:
                         Title:

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         Landesbank Hessen-Thuringen
                         420 Fifth Avenue, 24th floor
                         New York, New York 10018
                         Attn:    Alfred Koch
                         Telecopy: 212-703-5296

                         and to:

                         Attn: Gudrun Dronca
                         Telecopy: 212-703-5256



Pro Rata Share:     2.4%

Revolving Credit Commitment: $30,000,000
========================================================================

LENDER:                           CIBC INC.


                         By:_______________________
                         Name:
                         Title:

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         CIBC World Markets Corp.
                         200 West Madison Street
                         Suite 2300
                         Chicago, Illinois 60606
                         Attn: Joel Gershkon
                         Telecopy: 312-855-3235

                         and to:

                         CIBC World Markets Corp.
                         Two Paces West
                         2727 Paces Ferry Road
                         Suite 1200
                         Atlanta, Georgia 30309
                         Attn: Vickie Rollins
                         Telecopy: 770-319-4950

Pro Rata Share:  2.24%

Revolving Credit Commitment: $28,000,000
========================================================================

LENDER:                  UNION BANK OF CALIFORNIA, N.A


                         By:_______________________
                         Name:  Michelle Guerra
                         Title: Vice President


                         By:_______________________
                                                           Name:     D.
                                  Tim Mahoney
                         Title: Senior Vice President

                                  Notice Address:

                         Union Bank of California
                         350 California Street
                         7th Floor
                         San Francisco, California 94104
                         Attn:  Ms. Michelle Guerra
                         Telecopy:  415-433-7438

                                             Domestic Lending and
                         Eurodollar Lending Office:

                         Union Bank of California
                         Real Estate Capital Markets
                         200 Pringle Avenue, Suite 250
                         Walnut Creek, California 94596
                         Attn: Ms. Hertha Warren
                         Telecopy: (925) 947-2497




Pro Rata Share:     1.6%

Revolving Credit Commitment: $20,000,000
========================================================================

LENDER:                           THE SUMITOMO BANK, LIMITED


                         By:_______________________
                         Name:
                         Title:

                                  Notice Address, Domestic
                                             Lending Office and
                         Eurodollar Lending Office:

                         The Sumitomo Bank, Limited
                         277 Park Avenue
                         New York, NY 10172
                         Attn:  Mr. Mark Niwa
                         Telecopy: 212-224-4504

                         and to:

                         The Sumitomo Bank, Limited
                         277 Park Avenue
                         New York, New York 10172
                         Attn: Martin Lebovits
                         Telecopy: 212-224-4504



Pro Rata Share:     1.84%

Revolving Credit Commitment: $23,000,000
========================================================================

LENDER:                           THE BANK OF TOKYO-MITSUBISHI, LTD.
                         acting through its New York Branch


                         By:_______________________
                         Name: James T. Taylor
                         Title:Vice President


                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         Bank of Tokyo - Mitsubishi
                         1251 Avenue of the Americas
                         New York, NY 10020-1104
                         Attn: Leonard J. Crann
                         Telecopy: 212-782-4934

                         and to:

                         John C. Ng
                         Telecopy: 212-782-5870




Pro Rata Share:     1.6%

Revolving Credit Commitment: $20,000,000
========================================================================

LENDER:                           SUMMIT BANK


                         By:_______________________
                         Name: Marianne W. de Jongh
                         Title: Vice President


                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         Summit Bancorp
                         750 Walnut Avenue
                         Cranford, NJ 07016
                         Attn:  Marianne W. de Jongh
                         Telecopy: 908-709-6435

                         and to:

                         Claudia Camejo
                         Telecopy: 908-709-6440

Pro Rata Share:     2%

Revolving Credit Commitment: $25,000,000
========================================================================

LENDER:                     COMERICA BANK


                         By:_______________________
                         Name: David J. Campbell
                               Title:
Vice President


                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         Comerica Bank
                         500 Woodward Avenue, 7th Floor
                         Detroit, Michigan 48226
                         Attn: David J. Campbell

                         Telecopy: 313-222-9295

                         and to:

                         Attn: Betsy Branson
                         Telecopy: 313-222-3697

                         U.S. Mail should be directed to:

                         Comerica Bank
                         P.O. Box 75000
                         Detroit Michigan 48275-3256
                         M/C 3256
                         Attn: David J. Campbell and
                         Attn: Betsy Branson



Pro Rata Share:     1.6%

Revolving Credit Commitment: $20,000,000
========================================================================

LENDER:                           THE HUNTINGTON NATIONAL BANK


                         By:_______________________
                         Name:  Eric M. Riedinger
                         Title: Vice President

                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         The Huntington National Bank
                         41 South High Street, 8th Floor
                         Columbus, Ohio 43215
                         Attn: Mr. Eric Riedinger
                         Telecopy:  614-480-3698




Pro Rata Share:     1.6%

Revolving Credit Commitment: $20,000,000
========================================================================

LENDER:                           MELLON BANK, N.A.


                         By:_______________________
                         Name:
                         Title:

                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         Mellon Bank, N.A.
                         One Mellon Bank Center
                         Room 5325
                         Pittsburgh, Pennsylvania
                                                               15259-
                         0001
                                                 Attn:     Mr. David
                                  Tetrick
                         Telecopy: (412) 234-8657



Pro Rata Share:     1.6%

Credit Commitment: $20,000,000.00

========================================================================

LENDER:                           GULF INTERNATIONAL BANK


                         By:_______________________
                         Name: Mireille Khalidi
                         Title:Assistant Vice President

                         By:_______________________
                         Name:
                         Title:

                                  Notice Address and Domestic
                                             Lending Office, and
                         Eurodollar Lending Office:

                         Gulf International Bank
                         380 Madison Avenue
                         21st Floor
                         New York, New York 10017
                                                 Attn:     Mireille
                                  Khalidi
                         Telecopy: (212) 922-2325




Pro Rata Share:     0.8%

Revolving Credit Commitment: $10,000,000
========================================================================

LENDER:                           THE BANK OF NOVA SCOTIA,
                           NEW YORK AGENCY

                         By:_______________________
                         Name: Robert Boese
                         Title:Senior Relationship Manager

                                  Notice Address and Domestic
                         Lending Office, and Eurodollar
                         Lending Office or Eurodollar
                         Affiliates:

                         The Bank of Nova Scotia
                           Atlanta Agency, for Nassau
                           Corporate Branch
                         600 Peachtree Street NE
                         Suite 2700
                         Atlanta, Georgia 30308
                         Attn:  Nadine Bell
                         Telecopy:
(404) 888-8998



Pro Rata Share:     1.2%

Credit Commitment: $15,000,000
========================================================================

LENDER:                           SOUTHTRUST BANK, NATIONAL ASSOCIATION

                         By:_______________________
                         Name: Sam Boroughs
                         Title:Assistant Vice President

                                  Notice Address:

                         SouthTrust Bank, National Association
                         Corporate Banking - 11th Floor
                         420 North 20th Street
                         Birmingham, AL 35203
                         Attn:  Sam Boroughs:
Telecopy: 205-254-8270

                         Domestic Lending Office, and
                           Eurodollar Lending Office or
Eurodollar Affiliates:

                         SouthTrust Bank, National Association
                         6434 First Avenue North
                         Birmingham, AL 35212
                                                           Attn:
                                  Natalie Johnson
                                  Operations Manager
                         Telecopy: 205-599-4350

                         With a copy to:

                         SouthTrust Bank, National Association
                         Corporate Banking - 11th Floor
                         420 North 20th Street
                         Birmingham, AL 35203
                         Attn:  Sam Boroughs:
                                  Telecopy: 205-254-8270

Pro Rata Share:     2%

Credit Commitment: $25,000,000
========================================================================

LENDER:                           ING (U.S.) CAPITAL LLC

                         By:_______________________
                         Name: David Mazujian
                         Title:Managing Director

                                  Notice Address and Domestic
                         Lending Office, and Eurodollar
                         Lending Office or Eurodollar
                         Affiliates:

                         ING (U.S.) Capital LLC
                         55 East 52nd Street
                         New York, NY 10055

                         Attn:  David Mazujian
                         Telecopy: 212-409-5853



Pro Rata Share:     1.6%

Credit Commitment: $20,000,000